UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
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☐	Soliciting Material Pursuant to § 240.14a-12
NUANCE COMMUNICATIONS, INC.

(Name of Registrant as Specified In Its Charter)

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NUANCE COMMUNICATIONS, INC.
1 Wayside Road
Burlington, MA 01803
(781) 565-5000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

The Annual Meeting of Stockholders of Nuance Communications, Inc. (the “Company”) will be held at the Company’s office located at 1198 East Arques Avenue, Sunnyvale, CA, on January 30, 2009 at 9:00 a.m., local time, for the purpose of considering and acting upon the following proposals:

(1)	To elect eight members of the Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

(2)	To approve the amended and restated 2000 Stock Plan;

(3)	To ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2009; and

(4)	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on December 2, 2008 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponements or adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at 1 Wayside Road, Burlington, Massachusetts 01803 for ten days prior to the Annual Meeting.

The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008 accompanies this Notice of Annual Meeting of Stockholders and Proxy Statement. These documents may also be accessed on the Company’s website at http://www.nuance.com/company/ir/.

By Order of the Board of Directors

Jo-Anne Sinclair
Secretary
Burlington, Massachusetts
January 2, 2009

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

Important Notice Regarding the Availability of Proxy Materials for
the Meeting of Shareholders to be Held on January 30, 2009

The Proxy Statement and Annual Report to Shareholders are available at
http://www.nuance.com/company/ir

NUANCE COMMUNICATIONS, INC.
1 Wayside Road
Burlington, MA 01803
(781) 565-5000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ANNUAL MEETING OF STOCKHOLDERS
VOTING RIGHTS
RECORD DATE AND SHARE OWNERSHIP
PROXIES
STOCKHOLDER PROPOSALS
PROXY SOLICITATION COSTS
PROPOSAL NUMBER 1
CORPORATE GOVERNANCE
Compensation of Non-Employee Directors
DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION, MANAGEMENT AND OTHER INFORMATION
Information Concerning Executive Officers Who Are Not Directors
SUMMARY COMPENSATION TABLE
EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL AGREEMENTS
OPTION EXERCISES AND STOCK VESTED
EQUITY COMPENSATION PLAN INFORMATION
DESCRIPTION OF PLANS NOT ADOPTED BY STOCKHOLDERS
2000 Nonstatutory Stock Option Plan (the “NSO Plan”)
Nuance 2003 Stock Plan (formerly the SpeechWorks International, Inc. 2000 Employee, Director and Consultant Stock Plan) (the “2003 Plan”)
1999 eScription Stock Plan (Assumed as part of the eScription acquisition)
RELATED PARTY TRANSACTIONS
COMPENSATION DISCUSSION & ANALYSIS
Role and Authority of Our Compensation Committee
PROPOSAL 2
APPROVAL OF THE AMENDED AND RESTATED 2000 STOCK PLAN
Description of the 2000 Plan
PROPOSAL NUMBER 3
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OTHER MATTERS

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
January 30, 2009

This Proxy Statement is furnished in connection with the solicitation by Nuance Communications, Inc. (the “Company”) on behalf of the Board of Directors (the “Board” or the “Board of Directors”) of proxies for use at the Annual Meeting of Stockholders of the Company to be held on January 30, 2009 at 9:00 a.m., local time, at the Company’s office located at 1198 East Arques Avenue, Sunnyvale, CA (the “Annual Meeting”). We intend to mail this Proxy Statement and the accompanying form of proxy to stockholders on or about January 9, 2009.

VOTING RIGHTS

Each share of the Company’s common stock (the “Common Stock”) entitles the holder thereof to one vote on matters to be acted upon at the Annual Meeting, including the election of directors. The Company’s Series B Preferred Stock is not entitled to vote on matters to be acted upon at the Annual Meeting. Votes cast in person or by proxy at the Annual Meeting will be tabulated by Computershare, the Inspector of Elections. Any proxy that is returned using the form of proxy enclosed will be voted in accordance with the instructions thereon, and if no instructions are given, will be voted (i) FOR the election of the director nominees as provided under Proposal 1 herein, (ii) FOR the Company’s amended and restated 2000 Stock Plan under Proposal 2 herein, (iii) FOR ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm under Proposal 3 herein, and (iv) as the proxy holders deem advisable in their sole discretion on any other matters that may properly come before the Annual Meeting. A stockholder may indicate on the enclosed proxy or its substitute that it is abstaining from voting on a particular matter (an “abstention”). A broker may indicate on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (a “broker non-vote”). Abstentions and broker non-votes are each tabulated separately.

The Inspector of Elections will determine whether or not a quorum is present at the Annual Meeting. In general, Delaware law and our By-laws provide that a majority of the shares issued and outstanding and, entitled to vote present in person or represented by proxy constitutes a quorum. Abstentions and broker non-votes of shares that are entitled to vote are treated as shares that are present in person or represented by proxy for purposes of determining the presence of a quorum.

In determining whether a proposal has been approved, abstentions are treated as present in person or represented by proxy and entitled to vote, but not as voting for such proposal, and hence have the same effect as votes against such proposal, while broker non-votes are not treated as present in person or represented by proxy, and hence have no effect on the vote for such proposal.

RECORD DATE AND SHARE OWNERSHIP

Holders of record of Common Stock as of the close of business on December 2, 2008 have the right to receive notice of and to vote at the Annual Meeting. On December 2, 2008, the Company had issued and outstanding 240,969,153 shares of Common Stock.

PROXIES

Proxies for use at the Annual Meeting are being solicited by the Company on behalf of the Board of Directors from its stockholders. Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise by (i) filing with the Secretary of the Company a signed written statement revoking his or her proxy or (ii) submitting an executed proxy bearing a date later than that of the proxy being revoked. A proxy may also be revoked by attendance at the Annual Meeting and the election to vote in person. Attendance at the Annual Meeting will not by itself constitute the revocation of a proxy.

STOCKHOLDER PROPOSALS

Proposals of stockholders that are intended to be presented at the Company’s 2010 Annual Meeting of Stockholders must comply with the requirements of SEC Rule 14a-8 and must be received by the Company no later than September 2, 2009, in order to be included in the Company’s proxy statement and form of proxy relating to the meeting. A stockholder proposal or a nomination for director for the Company’s 2010 Annual Meeting of Stockholders that is not to be included in the Company’s proxy statement and form of proxy relating to the meeting must be received by the Company no later than November 1, 2009. The Company’s bylaws require that certain information and acknowledgements with respect to the proposal be set forth in the stockholder’s notice. A copy of the relevant bylaw provision is available upon written request to Nuance Communications, Inc., 1 Wayside Road, Burlington, Massachusetts 01803, Attention: Investor Relations. Further, our bylaws were filed as an exhibit to our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2007.

PROXY SOLICITATION COSTS

The expense of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by mail, certain officers, directors and Company employees, who will receive no additional compensation for their services, may solicit proxies by telephone, telegraph or in person. The Company is required to request brokers and nominees who hold stock in their name to furnish this proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing. In addition, we have engaged Georgeson Inc. to assist in the solicitation of proxies and provide related advice and informational support for a services fee of $10,000 plus reimbursement of out-of-pocket expenses.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

The Nominating Committee of the Board of Directors recommended, and the Board of Directors approved, Paul A. Ricci, Robert J. Frankenberg, Patrick T. Hackett, William H. Janeway, Katharine A. Martin, Mark B. Myers, Philip J. Quigley and Robert G. Teresi as nominees for election at the Annual Meeting. At the Annual Meeting, eight directors will be elected to the Board. Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for the nominees named below, who are all presently directors of the Company. Messrs. Hackett and Janeway are being nominated for election to our Board by Warburg Pincus LLC pursuant to the terms of a Stockholders Agreement described herein under “Related Party Transactions.” Jeffrey A. Harris, who is currently a member of the Board and a designee of Warburg Pincus pursuant to the aforementioned Stockholders Agreement, will not stand for reelection. In the event that any nominee becomes unavailable, the proxy holders will vote in their discretion for a substitute nominee. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

Information Regarding the Nominees for Election as Directors

The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of the nominees has been furnished to the Company by such nominees. Except as indicated, the nominees have had the same principal occupation during the last five years.

Paul A. Ricci, 52, has served as our Chairman since March 2, 1999 and our Chief Executive Officer since August 21, 2000. From May 1992 to August 2000, Mr. Ricci held several positions at Xerox, including, President, Desktop Systems Division, President, Software Solutions Division, and Vice President, Corporate Business Development. Between June 1997 and March 1999, Mr. Ricci served as Chairman of the Board of Directors of

Nuance Communications, Inc. (formerly, ScanSoft Inc.), which was then operating as an indirect wholly-owned subsidiary of Xerox.

Robert J. Frankenberg, 61, has served as a director since March 13, 2000. Mr. Frankenberg is owner of NetVentures, a management consulting firm. From December 1999 to July 2006, Mr. Frankenberg served as Chairman of Kinzan, Inc., an Internet Services software platform provider. From May 1997 to July 2000, Mr. Frankenberg served as Chairman, President and Chief Executive Officer of Encanto Networks, Inc., a developer of hardware and software designed to enable the creation of businesses on the Internet. From April 1994 to August 1996, Mr. Frankenberg was Chairman, President and Chief Executive Officer of Novell, Inc., a producer of network and office software. Mr. Frankenberg is a director of National Semiconductor and Secure Computing Corporation. Mr. Frankenberg also serves on several boards of privately held companies. Mr. Frankenberg serves as Chairman of our Audit and Compensation Committees and also serves on our Governance and Nominating Committees.

Patrick T. Hackett, 47, is newly nominated to serve on our Board. Mr. Hackett is a Managing Director and co-head of the Technology, Media and Telecommunications group at Warburg Pincus LLC, which he joined in 1990. Mr. Hackett serves as a director of several privately-held companies. Mr. Hackett earned a B.A. from the University of Pennsylvania and a B.S. from the Wharton School of Business at the University of Pennsylvania.

William H. Janeway, 65, has served as a director since April 2004 and was appointed to the Board pursuant to the terms of a Stockholders Agreement between the Company and Warburg Pincus & Co. Mr. Janeway is a Senior Advisor of Warburg Pincus LLC and has been employed by Warburg Pincus LLC since July 1988. Prior to joining Warburg Pincus LLC, Mr. Janeway served as Executive Vice President and a director at Eberstadt Fleming Inc. from 1979 to July 1988. Mr. Janeway is a director of NYFIX, Inc., and several privately held companies. Mr. Janeway holds a B.A. from Princeton University and a Ph.D. from Cambridge University, where he studied as a Marshall Scholar.

Katharine A. Martin, 46, has served as a director since December 17, 1999. Since September 1999, Ms. Martin has served as a Member of Wilson Sonsini Goodrich & Rosati, Professional Corporation. Ms. Martin currently serves on the firm’s Board of Directors and Finance Committee and from July 1, 2004 to June 30, 2007 served as the head of the firm’s Business Department. Wilson Sonsini Goodrich & Rosati serves as the Company’s primary outside corporate and securities counsel. Prior thereto, Ms. Martin was a Partner of Pillsbury Madison & Sutro LLP. Ms. Martin also serves on the board of directors of the Wilson Sonsini Goodrich & Rosati Foundation, a nonprofit organization, and The Ronald McDonald House at Stanford, a nonprofit organization. Ms. Martin serves as Chairman of our Governance Committee.

Mark B. Myers, 70, has served as a director since March 2, 1999. Dr. Myers served as Senior Vice President, Xerox Research and Technology, responsible for worldwide research and technology from February 1992 until April 2000. From 2000 to 2005, Dr. Myers was a Senior Fellow, and from 2002 to 2005 was a visiting Executive Professor, at the Wharton School, University of Pennsylvania. Dr. Myers serves as Chairman of our Nominating Committee and also serves on our Audit and Compensation Committees.

Philip J. Quigley, 66, has served as a director since the consummation of the acquisition of the former Nuance Communications, Inc. in September 2005, and was originally appointed to the Board in accordance with the terms of the Merger Agreement pursuant to which the Company acquired the former Nuance Communications, Inc. Mr. Quigley served as Chairman, President, and Chief Executive Officer of Pacific Telesis Group, a telecommunications holding company in San Francisco, California, from April 1994 until his retirement in December 1997. He also serves as a director of Wells Fargo & Company and as an advisor or director to several private organizations. Mr. Quigley serves on our Audit Committee.

Robert G. Teresi, 67, has served as a director since March 13, 2000. Mr. Teresi served as Chairman of the Board, Chief Executive Officer and President of Caere Corporation from May 1985 until March 2000. Mr. Teresi serves on our Governance Committee.

Required Vote

The eight nominees receiving the highest number of affirmative votes of the shares of the Company’s Common Stock present at the Annual Meeting in person or by proxy and entitled to vote shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” management’s nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE FOREGOING NOMINEES TO SERVE AS DIRECTORS UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS.

CORPORATE GOVERNANCE

Board of Director Meetings and Committees

The Board of Directors held a total of 14 meetings during the fiscal year ended September 30, 2008. Each director attended at least 75% of the aggregate number of meetings of: (i) the Board of Directors and (ii) the committees of the Board of Directors on which he or she served.

Board Independence

The Board of Directors has determined that Ms. Martin and each of Messrs. Frankenberg, Hackett, Janeway, Myers, Quigley and Teresi are independent within the meaning of the listing standards of the NASDAQ Stock Market.

Committees of the Board of Directors

The Board of Directors has Audit, Nominating, Governance and Compensation Committees. Each of these committees has adopted a written charter. All members of the committees are appointed by the Board of Directors, and are non-employee directors. The following describes each committee, its current membership, the number of meetings held during the fiscal year ended September 30, 2008 and its function.

Audit Committee

The Audit Committee consists of Messrs. Frankenberg, Myers and Quigley, each of whom is independent within the meaning of the listing standards of the NASDAQ Stock Market. The Audit Committee held 7 meetings during the fiscal year ended September 30, 2008. Mr. Frankenberg serves as Chairman of the Audit Committee.

The Board of Directors has determined that Mr. Frankenberg is an audit committee financial expert as defined by Item 407(d)(5)(ii) of Regulation S-K of the Securities Exchange Act of 1934, as amended. Mr. Frankenberg’s relevant experience includes services as the Chief Executive Officer of Novell, Inc., where he actively supervised that company’s principal financial officer, and as a member of several other audit committees.

The Audit Committee reviews the engagement of the Company’s independent registered public accounting firm, reviews annual financial statements, considers matters relating to accounting policy and internal controls, reviews whether non-audit services provided by the independent registered public accounting firm affect the accountants’ independence and reviews the scope of annual audits in accordance with a written Audit Committee Charter.

The Audit Committee Report is included in this Proxy Statement. In addition, the Board of Directors adopted an Amended and Restated Charter for the Audit Committee in February 2004, a copy of which is available on the Company’s Web site at http://www.nuance.com/company/governance.

Nominating Committee

The Nominating Committee consists of Messrs. Frankenberg and Myers, each of whom is independent within the meaning of the listing standards of the NASDAQ Stock Market. Mr. Myers serves as the Chairman of the Nominating Committee.

The mandate of the Nominating Committee is to ensure that the Board of Directors is properly constituted to meet its fiduciary obligations to stockholders and the Company. The Nominating Committee was formed to consider and periodically report on matters relating to the identification, selection and qualification of the Board of Directors and candidates nominated to the Board of Directors and its committees.

The Nominating Committee held 1 meeting during the fiscal year ended September 30, 2008. The Board of Directors adopted a written charter for the Nominating Committee in February 2004, a copy of which is available on the Company’s Web site at http://www.nuance.com/company/governance.

Governance Committee

The Governance Committee consists of Ms. Martin and Messrs. Frankenberg and Teresi, each of whom is independent within the meaning of the listing standards of the NASDAQ Stock Market. Ms. Martin serves as the Chairman of the Governance Committee.

The mandate of the Governance Committee is to ensure that the Board of Directors and the Company have and follow appropriate governance standards. To carry out this purpose, the Governance Committee develops and recommends to the Board the governance principles applicable to the Company and oversees the evaluation of the Board.

The Governance Committee held 2 meetings during the fiscal year ended September 30, 2008. The Board of Directors adopted a written charter for the Governance Committee in February 2004, a copy of which is available on the Company’s Web site at http://www.nuance.com/company/governance.

Compensation Committee

The Compensation Committee consists of Messrs. Frankenberg and Myers, each of whom is independent within the meaning of the listing standards of the NASDAQ Stock Market and an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Mr. Frankenberg serves as the Chairman of the Compensation Committee. The mandate of the Compensation Committee is to review and recommend to the Board of Directors the Company’s compensation and benefit policies, and oversee, evaluate and approve compensation plans, policies and programs for the Company’s executive officers.

The Compensation Committee held 6 meetings during the fiscal year ended September 30, 2008. The Board of Directors adopted a written charter for the Compensation Committee in February 2004, a copy of which is available on the Company’s Web site at http://www.nuance.com/company/governance.

The Compensation Committee Report and Compensation Discussion and Analysis are included in this Proxy Statement.

Consideration of Director Nominees

Stockholder Nominees

The Nominating Committee will consider properly submitted stockholder nominations for candidates for membership on the Board of Directors as well as candidates recommended for consideration by the Nominating Committee as described below under “Identifying and Evaluating Nominees for Directors.” Any stockholder nominations must comply with the requirements of the Company’s amended and restated bylaws and should include all information relating to such nominee as would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended or any successor thereto (the “Exchange Act”), such nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected, as well as a written statement executed by such nominee acknowledging that as a director of the Company, such nominee will owe a fiduciary duty under the General Corporation Law of the State of Delaware exclusively to the Company and its stockholders. In addition, stockholder nominations should be submitted within the time frame as specified under “Stockholder Proposals” above and addressed to: Nuance Communications, Inc., Attention: General Counsel, 1 Wayside Road, Burlington, Massachusetts 01803.

A stockholder that instead desires to merely recommend a candidate for consideration by the Nominating Committee shall direct the recommendation in writing to Nuance Communications, Inc., Attention: General Counsel, 1 Wayside Road, Burlington, Massachusetts 01803, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Company stock.

Director Qualifications

In discharging its responsibilities to nominate candidates for election to the Board of Directors, the Nominating Committee has not specified any minimum qualifications for serving on the Board of Directors. However, the Nominating Committee endeavors to evaluate, propose and approve candidates with business experience and personal skills in technology, finance, marketing, financial reporting and other areas that may be expected to contribute to an effective Board of Directors. The Nominating Committee seeks to ensure that the Board of Directors is composed of individuals who have experience relevant to the needs of the Company and who have the highest professional and personal ethics, consistent with the Company’s values and standards. Candidates should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience.

Identifying and Evaluating Nominees for Directors

The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the Nominating Committee through current members of the Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating Committee and may be considered at any point during the year. As described above, the Nominating Committee considers properly submitted stockholder nominations and recommendations for candidates for the Board of Directors. Following verification of the stockholder status of persons proposing candidates, nominations and recommendations are aggregated and considered by the Nominating Committee. If any materials are provided by a stockholder in connection with the nomination or recommendation of a director candidate, such materials are forwarded to the Nominating Committee. The Nominating Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. Historically, many of our directors have served on the boards of directors of companies we have acquired.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Frankenberg and Myers. None of the members of the Compensation Committee has been or is an officer or employee of the Company. None of the Company’s executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on the Company’s Board or Compensation Committee.

Annual Meeting Attendance

Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meetings of stockholders, directors are encouraged to attend annual meetings of the Company. Five directors attended the 2008 annual meeting of stockholders.

Communication with the Board of Directors

Although we do not have a formal policy regarding communications with the Board of Directors, stockholders who are interested in communicating with the Board of Directors are encouraged to do so by submitting an email to generalcounsel@nuance.com or by writing to us at Nuance Communications, Inc., Attention: General Counsel, 1 Wayside Road, Burlington, Massachusetts 01803. Stockholders who would like their submission directed to a member of the Board of Directors may so specify. Communications will be reviewed by the General Counsel and forwarded to the Board, or the individual if so specified, as appropriate.

Code of Ethics

Our Board of Directors adopted a Code of Business Conduct and Ethics for all of our directors, officers and employees on February 24, 2004. Our Code of Business Conduct and Ethics can be found on our website: http://www.nuance.com/company/governance. We will provide to any person without charge, upon request, a copy of our Code of Business Conduct and Ethics. Such a request should be made in writing and addressed to Nuance Communications, Inc., Attention: Investor Relations, 1 Wayside Road, Burlington, Massachusetts 01803. Further, our Code of Business Conduct and Ethics was filed as an exhibit to our Annual Report on Form 10-K, filed with the SEC on March 15, 2004.

Stock Ownership Guidelines

On August 11, 2006, our Board of Directors adopted stock ownership guidelines for our non-employee directors and executive officers. The guidelines were adopted to further align the interests of our non-employee directors and our executive officers with the interests of the stockholders. Under our guidelines, the target share ownership levels are five times base salary for our chief executive officer, three times base salary for executive officers, and three times the annual cash retainer for non-employee directors. Shares subject to unexercised options, whether or not vested, will not be counted for purposes of satisfying these guidelines. We have not specified a time period during which individuals must be in compliance with the guidelines, however, until an individual has reached the target level, he or she will be required to retain twenty-five percent of the net shares received as a result of the exercise of stock options or vesting of restricted stock until the guidelines are met. Ownership guidelines are calculated based on the closing price of Nuance Common Stock on a quarterly basis.

Corporate Governance Guidelines

Our corporate governance principles are set forth in our “Corporate Governance Guidelines”. These guidelines cover the following significant topics:

Board Selection Process.  It is expected that all directors will be alert to potential Board candidates with appropriate skills and characteristics and communicate information regarding Board selection matters to the Nominating Committee. The Nominating Committee is expected to exercise initiative in recommending to the Board candidates for directorships and Board committee assignments. The Board endorses the value of seeking qualified directors from diverse backgrounds otherwise relevant to the Company’s mission, strategy and business operations and perceived needs of the Board at a given time.

Board Leadership.  The leadership of the Board includes a Chairman of the Board and a lead independent director selected by the Governance Committee. Mr. Frankenberg is the lead independent director. The lead independent director serves as the focal point for independent directors regarding resolving conflicts with the CEO, or other independent directors, and coordinating feedback to the CEO on behalf of independent directors regarding business issues and board management. The lead independent director and the other independent directors meet regularly without the CEO present.

Director’s Eligibility, Education, and Term of Office.  Directors may not serve on the board of directors of more than five other public companies. Directors are reimbursed for costs incurred in connection with participating in director education programs. Each director is required to notify the Chairman upon a job change. The Governance Committee may consider such change of status in recommending to the Board whether the director should continue serving as a member of the Board. Directors must retire from the Board at the conclusion of any term during which the director reaches the age of seventy five years, unless waived by the Board.

Committees.  The current committee structure of the Board includes the following committees: Audit, Compensation, Nominating and Governance. The charters of each standing committee are reviewed periodically with a view to delegating committees with the authority of the Board concerning specified matters appropriate to such committee.

Compensation of Non-Employee Directors

Each non-employee director receives an annual retainer of $30,000. The Chairman of the Audit Committee receives an annual retainer of $15,000 and the other members of the Audit Committee receive an annual retainer of $7,500. The Chairman of the Compensation Committee receives an annual retainer of $7,500 and the other members of the Compensation Committee receive an annual retainer of $5,000. The Chairmen of the Nominating and Governance Committees receive annual retainers of $5,000 and the additional members of the Nominating and Governance Committees receive an annual retainer of $2,500. In addition to the annual retainer, each non-employee director receives $2,000 for each Board meeting attended in person, $1,500 for each Committee meeting attended in person and $750 for each Board or Committee meeting attended telephonically. The Company also reimburses directors for expenses in connection with attendance at meetings.

Non-employee directors are also entitled to participate in the 1995 Directors’ Stock Option Plan (the “Directors’ Plan”). The Directors’ Plan, as amended, provides for an initial grant of 30,000 Restricted Stock Units to non-employee directors upon first joining the Board of Directors as a non-employee director, with a purchase price equal to $0.001. In addition, non-employee directors will be eligible to automatically receive annual grants of 15,000 Restricted Stock Units on January 1 of each year, provided that, on such date, he or she shall have served on the Board of Directors for at least six months, with a purchase price equal to $0.001 per share. All Restricted Stock Units granted to the non-employee directors will vest annually over a three-year period, subject to the non-employee director’s remaining a member of the Board of Directors on such vesting date.

The following table provides information regarding the actual cash and stock compensation paid to our non-employee directors during the 2008 fiscal year:

DIRECTOR COMPENSATION

	Fees Earned or	Stock	Option
	Paid in Cash	Awards	Awards	Total
Name	($)	($)(1)	($)(2)	($)

Charles W. Berger(3)	6,250	127,788	266,427	400,465
Robert J. Frankenberg	84,000	127,841	—	211,841
Jeffrey A. Harris(4)	41,250	127,841	27,531	196,622
William H. Janeway	43,250	127,841	20,486	191,577
Katharine A. Martin	53,500	127,841	—	181,341
Mark B. Myers	73,750	127,841	—	201,591
Philip J. Quigley	59,750	127,841	27,531	215,122
Robert G. Teresi	51,000	127,841	—	178,841

(1)	Amounts set forth in the Stock Awards column represents the aggregate amount recognized for financial statement reporting purposes with respect to the directors for fiscal 2008, disregarding the estimate of forfeitures related to service-based vesting conditions, but otherwise computed in accordance with the Statement of Financial Accounting Standards (“SFAS”) No. 123, as amended by SFAS No. 123(R), “Share-Based Payment” (“SFAS 123(R)”). During Fiscal 2008, there were no Stock Award forfeitures by the directors, with the exception of Mr. Berger who resigned from the Board on May 6, 2008. The grant date fair value of each Stock Award expensed during fiscal 2008 is set forth in the following table, computed in accordance with SFAS 123(R) based on the closing stock price on the grant date:

Name	Grant Date	Shares	Value

Mr. Berger	January 1, 2007	15,000	$173,835
Mr. Berger	January 1, 2008	15,000	$280,185
Mr. Frankenberg	January 1, 2007	15,000	$173,835
Mr. Frankenberg	January 1, 2008	15,000	$280,185
Mr. Harris	January 1, 2007	15,000	$173,835
Mr. Harris	January 1, 2008	15,000	$280,185
Mr. Janeway	January 1, 2007	15,000	$173,835
Mr. Janeway	January 1, 2008	15,000	$280,185
Ms. Martin	January 1, 2007	15,000	$173,835
Ms. Martin	January 1, 2008	15,000	$280,185
Mr. Myers	January 1, 2007	15,000	$173,835
Mr. Myers	January 1, 2008	15,000	$280,185
Mr. Quigley	January 1, 2007	15,000	$173,835
Mr. Quigley	January 1, 2008	15,000	$280,185
Mr. Teresi	January 1, 2007	15,000	$173,835
Mr. Teresi	January 1, 2008	15,000	$280,185

The aggregate number of Stock Awards held by each director as of September 30, 2008 is set forth in the following table:

Name	Stock Awards

Mr. Berger	—
Mr. Frankenberg	25,000
Mr. Harris	25,000
Mr. Janeway	25,000
Ms. Martin	25,000
Mr. Myers	25,000
Mr. Quigley	25,000
Mr. Teresi	25,000

(2)	Amounts set forth in the Option Awards column represents the aggregate amount recognized for financial statement reporting purposes with respect to the directors for fiscal 2008, disregarding the estimate of forfeitures related to service-based vesting conditions, but otherwise computed in accordance with SFAS 123(R) based on the assumptions set forth in Note 17 to the Company’s consolidated financial statements as filed with the Securities and Exchange Commission on Form 10-K on December 1, 2008 (“Note 17”). There were no option award forfeitures by the directors during fiscal 2008, with the exception of Mr. Berger who forfeited 117,525 option awards due to his resignation from the Board on May 6, 2008.

The grant date fair value of each option award expensed during fiscal 2008 is set forth in the following table:

Name	Grant Date	Options (#)	Value ($)

Mr. Berger	September 15, 2005	670,945	$3.6846
Mr. Harris	September 15, 2005	50,000	$2.1980
Mr. Janeway	April 8, 2004	50,000	$3.1340
Mr. Quigley	September 15, 2005	50,000	$2.1980

The aggregate number of stock options held by each director as of September 30, 2008 is set forth in the following table:

Name	Stock Options

Mr. Berger	—
Mr. Frankenberg	210,854
Mr. Harris	50,000
Mr. Janeway	80,000
Ms. Martin	145,000
Mr. Myers	—
Mr. Quigley	184,189
Mr. Teresi	140,000

(3)	Mr. Berger’s stock compensation during fiscal 2008 included the value of 670,945 stock options assumed by the Company in connection with its acquisition of the former Nuance Communications, Inc., for which Mr. Berger served as Chief Executive Officer. Mr. Berger resigned from the Board on May 6, 2008.

(4)	Mr. Harris is not standing for reelection following the expiration of his term at our Annual Meeting.

EXECUTIVE COMPENSATION, MANAGEMENT AND OTHER INFORMATION

Information Concerning Executive Officers Who Are Not Directors

Steven G. Chambers, 46, has served as President of our Mobile and Consumer Services Division since October 2007 and as President of our Enterprises Division since November 1, 2008. Prior to that position, Mr. Chambers served as President of our SpeechWorks Solutions Business Unit from March 2004 to October 2007. Mr. Chambers joined Nuance in August 2003 as General Manager of our Networks Business Unit in connection with our acquisition of SpeechWorks International, Inc. and was elected an executive officer on March 1, 2004. From September 1999 to August 2003, Mr. Chambers served as the Chief Marketing Officer of SpeechWorks International, Inc.

Donald W. Hunt, 53, has served as our President of Global Sales since October 2007 and served as our Senior Vice President of Worldwide Sales from September 2006 to October 2007. Mr. Hunt was elected an executive officer effective November 2, 2006. From June 2004 through June 2006, Mr. Hunt served as Senior Vice President of Worldwide Sales of Macromedia, Inc., which was acquired by Adobe Systems Incorporated. Prior to joining Macromedia, from December 2001 to May 2003, Mr. Hunt served as Senior Vice President of Worldwide Field Operations for MatrixOne, Inc. From January 1999 to April 2001, Mr. Hunt served as Senior Vice President of Worldwide Field Operations at Genesys Telecommunications Laboratories, Inc. a subsidiary of Alcatel.

John D. Shagoury, 50, has served as President of our Imaging Division since October 2007 and Co-President of our Imaging and Healthcare Division since November 2008. From March 2004 to October 2007, Mr. Shagoury served as President of our Productivity Business Applications Business Unit. From January 2003 to December 2003, Mr. Shagoury held the position of President of Kubi Software, Inc. From June 2000 to April 2002, Mr. Shagoury served as President of Lernout & Hauspie Holdings USA. From June 1998 to June 2000, Mr. Shagoury served as President of Dragon Systems, Inc.

Thomas L. Beaudoin, 55, joined the Company on July 1, 2008 as our Executive Vice President of Finance and has served as our Executive Vice President and Chief Financial Officer since August 12, 2008. Mr. Beaudoin was employed by Polaroid Corporation from February 2004 to June 2008, during which time he served as President, Chief Financial Officer and Chief Operating Officer from July 2005 to June 2008 and Vice President and Controller from February 2004 to June 2005. Prior to joining Polaroid, Mr. Beaudoin served as a financial consultant to Sycamore Networks, Inc. from October 2003 to February 2004. From November 2002 to May 2003, Mr. Beaudoin served as acting Chief Financial Officer and from October 2000 to October 2002 was Senior Vice President of Finance for Parametric Technology Corporation.

Jeanne F. McCann, 57, has served as Co-President of our Imaging and Healthcare Division since November 1, 2008. Ms. McCann served as our Executive Vice President of Operations from October 2007 to October 2008. From September 2003 to October 2007, Ms. McCann served as our Senior Vice President of Research and Development. From December 2001 to September 2003, Ms. McCann served as Senior Vice President of Speech Research and Development. From June 2000 to December 2001, Ms. McCann served as Senior Vice President, Development — SLS Division of Lernout & Hauspie. From July 1998 to June 2000, Ms. McCann served as Vice President, Development for Dragon Systems, Inc.

SUMMARY COMPENSATION TABLE

The table below sets forth, for the period indicated, the compensation paid or granted by the Company to the individuals who served during fiscal 2008 as Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers of the Company, other than the Chief Executive Officer and the Chief Financial Officer, who were serving as executive officers as of September 30, 2008 (collectively, the “Named Executive Officers”).

							Non-Equity
					Stock	Option	Incentive Plan		All Other
		Salary	Bonus		Awards	Awards	Compensation		Compensation		Total
Name and Principal Position	Year	($)	($)		($)(1)	($)(1)	($)		($)		($)

Paul A. Ricci,	2008	575,000			2,140,039	1,396,615	345,000	(2)	39,316	(3)	4,495,970
Chief Executive Officer	2007	575,000	—		4,487,773	1,615,508	(4)		29,700	(3)	6,707,981
Thomas L. Beaudoin	2008	87,500			47,241	44,383	31,500	(5)	4,725	(6)	215,349
Executive Vice President and Chief Financial Officer(7)
James R. Arnold, Jr.,	2008	312,500	100,000	(8)	848,524	279,493	93,750	(9)	34,317	(10)	1,668,584
Former Sr. Vice President and Chief Financial Officer(11)	2007	291,875	—		310,025	284,831	(12)		21,952	(10)	908,683
Steven G. Chambers,	2008	400,000			2,598,355	252,529	250,000	(13)	36,126	(14)	3,537,010
President, Mobile and Consumer Services Division	2007	286,458	—		908,879	475,940	80,002	(15)	26,547	(14)	1,777,826
Donald W. Hunt,	2008	350,000	—		842,322	442,627	287,055	(16)	23,245	(17)	1,945,249
President, Global Sales	2007	340,801	100,000	(18)	3,218,622	429,324	300,349	(19)	19,170	(17)	4,408,266
L. Wesley Hayden,	2008	400,000	—		2,830,127	229,041	—		63,885	(20)	3,523,053
President, Enterprise Division (21)

(1)	Amounts shown do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts shown are the compensation costs recognized by Nuance Communications, Inc. in fiscal 2007 and fiscal 2008 for equity awards as determined pursuant to FAS 123R disregarding forfeiture assumptions. These compensation costs reflect stock and option awards granted in and prior to fiscal 2007 and fiscal 2008. The assumptions used to calculate the value of option awards are set forth under Note 17 of the Notes to Consolidated Financial Statements included in Nuance Communications, Inc.’s Annual Report on Form 10-K for 2008 filed with the SEC on December 1, 2008.

(2)	Mr. Ricci earned this bonus pursuant to the Company’s 2008 Company Bonus Program, one-third of which will be paid in December 2008 and two-thirds of which will be paid prior to March 15, 2009. In addition to a cash bonus for fiscal 2008, Mr. Ricci will receive Restricted Stock Units having a value equal to $230,000 which will vest on March 13, 2009.

(3)	Represents the following:

2008
Matching contributions to 401(k) plan	$4,600
Reimbursement for tax and financial planning services	10,000
Gross up for taxes on reimbursement for tax and financial planning services	4,397
Enhanced long term disability benefits	6,480
Premiums for term life insurance policy	3,450
Company-paid car lease	8,633
Chairman’s Club	1,756

Total	$39,316

2007
Matching contributions to 401(k) plan	$4,500
Reimbursement for tax and financial planning services	10,000
Enhanced long term disability benefits	2,217
Premiums for term life insurance policy	2,300
Company-paid car lease	8,633
Chairman’s Club	2,050

Total	$29,700

(4)	In lieu of a cash bonus for fiscal 2008, Mr. Ricci received Restricted Stock Units having a value equal to $575,000 on December 17, 2007 which vested on March 15, 2008.

(5)	Mr. Beaudoin earned this bonus pursuant to the Company’s 2008 Company Bonus Program, one-third of which will be paid in December 2008 and two-thirds of which will be paid in March 2009. In addition to a cash bonus for fiscal 2008, Mr. Beaudoin will receive Restricted Stock Units having a value equal to $21,000 which will vest on March 13, 2009.

(6)	Represents the following:

2008
Car Allowance	$3,750
Enhanced long term disability benefits	975

Total	$4,725

(7)	Mr. Beaudoin began employment with the Company on July 1, 2008.

(8)	Represents a transition bonus of $100,000 that was paid to Mr. Arnold on August 15, 2008.

(9)	Represents a bonus pursuant to the Company’s 2008 Company Bonus Program which was paid in December 2008.

(10)	Represents the following:

2008
Matching contributions to 401(k) plan	$4,062
Reimbursement for tax and financial planning services	5,000
Gross-up for taxes on reimbursement for tax and financial planning services	1,812
Enhanced long term disability benefits	3,342
Premiums for term life insurance policy	1,130
Executive Wellness Benefit	1,816
Gross-up for taxes on Wellness Benefit	399
Car Allowance	15,000
Chairman’s Club	1,756

Total	$34,317

2007
Matching contributions to 401(k) plan	$2,998
Reimbursement for tax and financial planning services	5,000
Gross-up in taxes for tax and financial planning services	1,829
Enhanced long term disability benefits	1,677
Premiums for term life insurance policy	188
Company-paid car lease	2,260
Car allowance	8,000

Total	$21,952

(11)	Mr. Arnold served as our Chief Financial Officer through August 11, 2008 and is currently Senior Vice President, Finance.

(12)	In lieu of a cash bonus for fiscal 2007, Mr. Arnold received Restricted Stock Units having a value equal to $150,000 on December 17, 2007 which vested on March 15, 2008.

(13)	Mr. Chambers earned this bonus pursuant to the Company’s 2008 Company Bonus Program, one-third of which will be paid in December 2008 and two-thirds of which will be paid in March 2009. In addition to a cash bonus for fiscal 2008, Mr. Chambers will receive Restricted Stock Units having a value equal to $100,000 which will vest on March 13, 2009.

(14)	Represents the following:

2008
Matching contributions to 401(k) plan	$4,446
Reimbursement for tax and financial planning services	5,000
Gross-up in taxes for tax and financial planning services	2,220
Enhanced long term disability benefits	4,121
Premiums for term life insurance policy	640
Car Allowance	15,000
Executive Wellness Benefit	2,225
Gross-up for taxes on Wellness Benefit	718
Chairman’s Club	1,756

Total	$36,126

2007
Matching contributions to 401(k) plan	$4,500
Reimbursement for tax and financial planning services	5,000
Gross-up in taxes for tax and financial planning services	2,326
Enhanced long term disability benefits	1,677
Premiums for term life insurance policy	131
Company-paid car lease	6,313
Car allowance	4,550
Chairman’s Club	2,050

Total	$26,547

(15)	Represents commission payments made to Mr. Chambers pursuant to his 2007 Sales Incentive Plan achievement. In addition, in lieu of a cash bonus for fiscal 2007, Mr. Chambers received Restricted Stock Units having a value equal to $91,250 on December 17, 2007 which vested on March 15, 2008.

(16)	Represents commission payments made to Mr. Hunt pursuant to his 2008 Sales Incentive Plan achievement.

(17)	Represents the following:

2008
Matching contributions to 401(k) plan	$2,368
Enhanced long term disability benefits	4,121
Car allowance	15,000
Chairman’s Club	1,756

Total	$23,245
2007
Matching contributions to 401(k) plan	$1,818
Enhanced long term disability benefits	1,677
Car allowance	13,625
Chairman’s Club	2,050

Total	$19,170

(18)	Represents sign-on bonus paid to Mr. Hunt.

(19)	Represents commission payments made to Mr. Hunt pursuant to his 2007 Sales Incentive Plan achievement.

(20)	Represents the following:

2008
Matching contributions to 401(k) plan	$488
Enhanced long term disability benefits	4,121
Car allowance	13,750
Temporary housing allowance	36,000
Reimbursement for tax and financial planning services	5,000
Gross-up in taxes for tax and financial planning services	2,770
Chairman’s Club	1,756

Total	$63,885

(21)	Mr. Hayden joined the company on October 1, 2007 and resigned effective October 31, 2008.

EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL AGREEMENTS

Chief Executive Officer

Mr. Ricci serves as our Chief Executive Officer and Chairman of the Board. We entered into an amended and restated employment agreement with Mr. Ricci effective August 11, 2006. Pursuant to the new agreement, effective October 1, 2006, Mr. Ricci received an annual base salary of $575,000, with an annual bonus opportunity of up to one hundred percent of his base salary. The Company has also agreed to reimburse Mr. Ricci for up to $10,000 of tax and financial planning services and to provide a $15,000 car allowance to Mr. Ricci. Mr. Ricci also received the following equity-based compensation awards: (i) a grant of 750,000 shares of restricted stock which shall vest on August 11, 2009 (735,445 of the shares of restricted stock were issued on August 11, 2006 and 14,555 of the shares of restricted stock were issued on October 1, 2006), provided that the vesting of fifty percent of such shares shall accelerate upon the achievement of certain performance objectives established by the Board of Directors for the Company’s 2007 fiscal year and the vesting of the remaining fifty percent of such shares shall accelerate upon the achievement of certain performance objectives established by the Board of Directors for the Company’s 2008 fiscal year and (ii) a grant of 1,000,000 stock options which vest in three equal annual installments on each anniversary of the grant date. In addition, Mr. Ricci is entitled to receive an additional grant of 250,000 shares of restricted stock if (x) the vesting of the shares of restricted stock described above is accelerated based upon the achievement of the fiscal 2007 and fiscal 2008 performance objectives or (y) the closing price of the Company’s common stock on the NASDAQ Stock Market exceeds $18 per share for a period of ninety consecutive calendar days. If issued, the additional grant of shares of restricted stock shall be scheduled to vest on August 11, 2009. The grants of equity-based compensation pursuant to the terms of the employment agreement are intended to serve as Mr. Ricci’s equity-based compensation for the three-

year term of the agreement, provided, however the Compensation Committee reserves the right to make additional grants of equity-based compensation to Mr. Ricci if deemed appropriate by the Compensation Committee.

Upon any termination of Mr. Ricci’s employment by the Company, other than for cause, death or disability, or by Mr. Ricci for good reason, Mr. Ricci shall be entitled to continued payment of 1.5 times his base salary as then in effect and payment of one hundred percent of his target bonus as then in effect for a period of eighteen months following termination; provided, however, if such termination occurs within 12 months of a change in control of the Company, Mr. Ricci shall be entitled to continued payment of 2.0 times his base salary as then in effect and payment of one hundred percent of his target bonus as then in effect for a period of twenty-four months following termination. In addition, upon any termination of Mr. Ricci’s employment by the Company, other than for cause, death or disability, or by Mr. Ricci for good reason, (i) the vesting of all equity-based compensation awards issued to Mr. Ricci prior to August 11, 2006 shall accelerate and be fully vested as of the termination date and (ii) equity-based compensation awards issued on or after August 11, 2006 shall continue to vest during the severance period and any unvested options or awards at the termination of the severance period will be forfeited, provided, however, if such termination occurs within 12 months of a change in control of the Company, the vesting of one hundred percent of Mr. Ricci’s stock options and restricted stock shall accelerate upon the termination event. Following termination of Mr. Ricci’s employment, Mr. Ricci shall be entitled to exercise all stock options granted prior to August 11, 2006 for the life of the stock option, and all stock options granted on or after August 11, 2006 for the lesser of (i) the life of the stock option or (ii) two years following the termination date. If Mr. Ricci’s employment is terminated due to his death or disability, Mr. Ricci (or his legal heirs or designees) shall be entitled to receive his base salary through the termination date and all equity-based compensation awards issued to Mr. Ricci shall accelerate and be fully vested as of the termination date. Mr. Ricci is also entitled to continuation of certain Company benefits following termination of employment, as quantified below, depending on the circumstances surrounding such termination. Mr. Ricci has agreed not to compete with the Company or solicit the Company’s employees or customers during the period in which he is receiving severance payments from the Company.

The agreement also provides for reimbursement to Mr. Ricci for excise tax payments which may be due pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), if payments to Mr. Ricci are deemed “parachute payments” within the meaning of Section 280G of the Code, subject to a maximum amount of $4,000,000. The Company has also agreed to provide an enhanced executive medical program and will reimburse up to $15,000 of services provided under the program annually. The Company has also agreed to reimburse Mr. Ricci up to $15,000 per year for post-retirement medical coverage for a ten year period. Mr. Ricci will only receive this benefit in the event that (i) Mr. Ricci’s employment is terminated within twelve months following a change in control of the Company or (ii) Mr. Ricci retires from active employment with the Company after the age of fifty-five.

The following table describes the potential payments upon termination of Mr. Ricci’s employment by the Company without cause (as defined in his employment agreement) or by Mr. Ricci for good reason (as defined in his employment agreement). For purposes of valuing equity awards, the amounts below are based on a per share price of $12.19, which was the closing price as reported on the NASDAQ Global Select Market on September 30, 2008.

	Termination	Resignation for		Termination
	Without Cause	Good Reason	Retirement from	Due to	Termination
	(No Change of	(No Change of	Nuance	Death or	(Change of
	Control)	Control)	After Age 55	Disability	Control)

Severance Payment	$862,500	$862,500	—	$—	$1,150,000
Bonus	575,000	575,000	—	$—	575,000
Equity Awards	14,643,173	14,643,173	—	14,643,173	14,643,173
Benefits Continuation	24,651	24,651	—	32,868	32,868
Post-Retirement Medical Coverage	—	—	150,000	—	150,000
280G “Gross-up” Payment (maximum value)	—	—	—	—	4,000,000

Total	$16,105,324	$16,105,324	$150,000	$14,676,041	$20,551,041

Other Named Executive Officers

Mr. Arnold served as our Chief Financial Officer through August 2008 and is currently Senior Vice President, Finance. As part of Mr. Arnold’s September 2004 offer letter, which includes a release of claims, a non-competition provision and a non-solicitation provision, in the event Mr. Arnold’s employment is terminated without cause and provided he executes our standard severance agreement, Mr. Arnold will receive a severance package of six months base salary and six months paid health insurance under COBRA. If Mr. Arnold’s employment is terminated without cause within six months following a change of control, he will receive a severance package of twelve months base salary and twelve months paid health insurance under COBRA, plus immediate acceleration of all of his unvested stock options and restricted stock.

Mr. Beaudoin has served as our Chief Financial Officer since August 12, 2008. As part of Mr. Beaudoin’s June 3, 2008 offer letter, in the event Mr. Beaudoin’s employment is terminated without cause and provided he executes our standard severance agreement, Mr. Beaudoin will receive a severance package of six months base salary and six months paid health insurance under COBRA. If Mr. Beaudoin’s employment is terminated without cause within twelve months following a change of control, he will receive a severance package of twelve months base salary and twelve months paid health insurance under COBRA, plus immediate acceleration of all of his unvested time-based stock options and restricted stock.

Mr. Chambers serves as President of our Mobility & Consumer Services Division. As part of Mr. Chambers August 2003 offer letter, in the event Mr. Chambers’ employment is terminated for any reason other than cause, Mr. Chambers will be eligible to receive a severance package that is equal to the greater of the severance provided under the Senior Management severance plan in place at the time of his termination or six months base salary and six months paid health insurance under COBRA. In the event there is a change in control and Mr. Chambers’ employment is terminated within six months following the change in control, all of his unvested stock options and restricted stock will become fully vested as of the effective date of the termination of his employment. If Mr. Chamber’s employment is terminated without cause within twelve months following a change of control, he will receive a severance package of twelve months base salary and twelve months paid health insurance under COBRA, plus immediate acceleration of all of his unvested time-based stock options and restricted stock.

Mr. Hunt serves as our President, Worldwide Sales. As part of Mr. Hunt’s September 2006 offer letter, in the event Mr. Hunt’s employment is terminated without cause and provided he executes our standard severance agreement, Mr. Hunt will receive a severance package of twelve months base salary and twelve months paid health insurance under COBRA. If Mr. Hunt’s employment is terminated without cause within twelve months following a change of control, he will receive a severance package of twelve months base salary and twelve months paid health insurance under COBRA, plus immediate acceleration of all of his unvested stock options or restricted stock. In addition, if there is a change of control transaction and there is a significant reduction in Mr. Hunt’s duties, position, reporting status or responsibilities during the twelve month period following the change of control transaction, Mr. Hunt will have the right to the same change of control benefits, as outlined above, provided he remains with the Company for the full one-year period following the change of control, executes our standard severance agreement and gives notice of his intent to terminate employment within 30 days of the end of the twelve month period following the change of control transaction.

The following tables describe the potential payments upon termination of employment of our Named Executive Officers, other than our Chief Executive Officer, by the Company without cause (as defined in each individual employment agreement or offer letter). For purposes of valuing equity awards, the amounts below are based on a per share price of $12.19, which was the closing price as reported on the NASDAQ Global Select Market on September 30, 2008.

Termination of Employment Without a Change of Control

		Accelerated
		Vesting of
	Severance Payment	Unvested Equity	Continuation of
Name	Upon Termination	Awards	Benefits	Total

James R. Arnold, Jr.	$162,500	—	$8,217	$170,717
Thomas L. Beaudoin	$175,000	—	$8,217	$183,217
Steven G. Chambers	$200,000	—	$2,839	$202,839
Donald W. Hunt	$350,000	—	$16,434	$366,434
L. Wesley Hayden(1)	—	—	—	—

Termination of Employment With a Change of Control

		Accelerated
		Vesting of
	Severance Payment	Unvested Equity	Continuation of
Name	Upon Termination	Awards	Benefits	Total

James R. Arnold, Jr.	$325,000	$1,599,806	$16,434	$1,941,240
Thomas L. Beaudoin	$350,000	$609,450	$16,434	$975,884
Steven G. Chambers	$400,000	$4,667,207	$5,678	$5,072,885
Donald W. Hunt	$350,000	$3,127,664	$16,434	$3,494,098
L. Wesley Hayden(1)	—	—	—	—

(1)	Mr. Hayden voluntarily resigned from the Company effective October 31, 2008 and, accordingly, was not entitled to any severance payments.

GRANTS OF PLAN BASED AWARDS

The following table shows all plan-based awards granted to our Named Executive Officers during fiscal 2008. The awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal Year End table on the following page.

		Estimated Possible Payouts Under											Grant Date
		Non-Equity Incentive Plan				Estimated Future Payouts Under						Exercise or Base	Fair Value of
		Awards(1)				Equity Incentive Plan Awards						Price of Option	Stock and
		Threshold	Target		Maximum	Threshold	Target		Maximum	All Other		Awards	Option
Name	Grant Date	($)	($)		($)	(#)	(#)		(#)	Stock		($/Sh)	Awards ($)(2)

Paul A. Ricci	12/17/2007						30,864	(3)					557,682

	1/31/2008						250,000	(4)					3,972,250

	9/30/2008						125,000	(5)					1,523,625

	9/30/2008						200,000	(6)					2,437,800

	9/30/2008						125,000	(7)					1,523,625

	9/30/2008						300,000	(8)				12.19	1,952,610

	10/1/2007	379,500	575,000		718,750

James R. Arnold, Jr.	12/17/2007						8,051	(3)					145,474

	12/31/2007						12,500	(9)					233,488

	2/29/2008						50,000	(10)					823,995

	10/1/2007	103,125	156,250		195,313

Thomas L. Beaudoin	7/1/2008									75,000	(11)		1,137,675

	7/1/2008									50,000	(12)		758,450

	7/1/2008									100,000	(13)	15.17	712,570

	7/1/2008	31,500	52,500		65,625

Steven G. Chambers	12/17/2007						4,898	(3)					88,502

	10/1/2007						75,000	(14)					1,454,175

	10/1/2007						100,000	(15)					1,938,900

	10/1/2007	165,000	250,000		312,500		25,000	(16)					484,725

Donald W. Hunt	10/1/2007		287,055	(17)

L. Wesley Hayden	10/1/2007									100,000	(18)		1,938,900

	10/1/2007									300,000	(19)		5,816,700

	10/1/2007									15,000	(20)		290,835

	10/1/2007									100,000	(21)	19.39	916,790

	10/1/2007	158,400	240,000		300,000

(1)	The Company’s annual bonus program provides that annual bonuses may be paid in cash or shares of stock, which may or may not have additional vesting requirements, as determined by the Compensation Committee. The amounts reflected in this table as “Threshold,” “Target” and “Maximum” are estimated amounts and assume that each Named Executive Officer participating in the Company’s annual bonus program would receive a payment based solely upon the percent by which the program is funded. The actual amount paid to each Named Executive Officer is determined based upon their performance during the fiscal year. For fiscal 2008, the Compensation Committee determined that each Named Executive Officer would receive a percentage of their target amount and a portion of the amount payable pursuant to the Bonus Program would be paid in the form of Restricted Stock Units which will vest on March 13, 2009. Details of the actual amounts earned by the Named Executive Officers and the restricted stock grants are set forth in the footnotes to the Summary Compensation Table above.

(2)	Reflects the grant date fair value of each target equity award computed in accordance with FAS 123(R). The assumptions used in the valuation of these awards are set forth in Note 17 to the Company’s consolidated financial statements as filed with the Securities and Exchange Commission on Form 10-K on December 1, 2008. These amounts do not correspond to the actual value that will be recognized by the Named Executive Officers.

(3)	These grants were issued pursuant to the Company’s fiscal 2007 Bonus Plan and vested one hundred percent on March 15, 2008.

(4)	This grant was made pursuant to Mr. Ricci’s employment contract where he was to be granted 250,000 Restricted Shares if the closing price of Nuance Common Stock equaled or exceeded $18.00 for a consecutive 90 day period. This target was achieved and the grant will vest 100% on August 11, 2009.

(5)	This grant is performance-based and will vest one hundred percent if Mr. Ricci achieves fiscal 2010 corporate financial targets.

(6)	This grant is performance-based and will vest one hundred percent if Mr. Ricci achieves fiscal 2009 corporate financial targets.

(7)	This grant is time-based and will vest one hundred percent on September 30, 2010.

(8)	This option, which has a seven year term, will vest 100% on the second anniversary of the grant date.

(9)	This grant was issued to Mr. Arnold as a performance based award and was tied to transitional goals. This performance goal was achieved and the shares vested on December 3, 2008.

(10)	This grant is a time-based award that vests 100% on February 29, 2011 with acceleration opportunity of 50% for achievement of fiscal 2008 corporate goals and 50% for fiscal 2009 corporate goals. Corporate targets for fiscal 2008 were not achieved, therefore 50% will vest on February 29, 2011.

(11)	This new hire inducement grant is a performance-based award that vests 25% annually if performance targets for each measurement period are achieved. If performance targets are not achieved, shares for the applicable measurement period will not vest and will be forfeited.

(12)	This new hire inducement grant is a time-based award that vests 25% annually over a four-year period.

(13)	This new hire inducement option, which has a seven year term, will vest 25% on the first anniversary date of grant and monthly thereafter.

(14)	This grant is a performance-based award that vests 25% in fiscal 2008, 50% in fiscal 2009 and 25% in fiscal 2010 if goals in the applicable period are achieved. Goals for fiscal 2008 were achieved and vested on December 5, 2008. If goals are not achieved for applicable periods, shares will not vest and will be forfeited.

(15)	This grant is a time-based award that vests 100% on October 1, 2010 with acceleration opportunity of 50% for achievement of fiscal 2009 corporate goals and 50% for fiscal 2010 corporate goals.

(16)	This grant is a time-based award that vested 100% on March 31, 2008.

(17)	Mr. Hunt did not participate in the Company’s fiscal 2008 Bonus Program. This amount represents the actual amount paid to Mr. Hunt pursuant to his sales commission program.

(18)	This new hire inducement grant is a performance-based award that vests one-third in fiscal 2008, one-third in fiscal 2009 and one-third in fiscal 2010 if goals in applicable period are achieved. Goals for fiscal 2008 were not achieved and therefore did not vest. Mr. Hayden resigned from the Company on October 31, 2008. Therefore, the remaining grants were cancelled.

(19)	This new hire inducement grant is a time-based grant which vests 25% on first anniversary grant date and remaining 75% cliff vest on October 1, 2011 with an opportunity for acceleration of 25% for achievement of fiscal 2009 corporate targets and 25% acceleration opportunity for achievement of fiscal 2010 corporate targets. Mr. Hayden resigned from the Company on October 31, 2008, therefore, the remaining grants were cancelled.

(20)	This new hire inducement grant was a time-based grant which vested 50% on April 1, 2008 and 50% on October 1, 2008.

(21)	This new hire inducement option, which has a seven year term, will vest 25% on the first anniversary date of grant and monthly thereafter. Mr. Hayden resigned from the Company on October 31, 2008, therefore, the options were cancelled.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth all outstanding equity awards held by each Named Executive Officer outstanding as of September 30, 2008:

										Stock Awards
										Equity Incentive		Equity Incentive
										Plan Awards:		Plan Awards:
										Number of		Market or
		Option Awards								Unearned		Payout
		Number of	Number of				Number of		Market	Shares, or		Value of
		Securities	Securities				Shares or		Value of	Units		Unearned
		Underlying	Underlying				Units of		Shares or	or Other		Shares,
		Unexercised	Unexercised		Option		Stock That		Units of Stock	Rights		Units or
		Options	Options		Exercise	Option	Have Not		That Have Not	That Have Not		Other Rights That
	Grant	Exercisable	Unexercisable		Price	Expiration	Vested		Vested	Vested		Have Not Vested
Name	Date	(#)	(#)		($)	Date	(#)		($)	(#)		($)

Paul A. Ricci	—	—	—		—	—	750,000	(1)	9,142,500	325,000	(2)	3,961,750
	8/17/2000	490,000	—		1.3438	8/17/2010	—		—	—		—
	4/29/2002	561,554	—		5.36	4/29/2012	—		—	—		—
	6/14/2002	450,000	—		6.97	6/14/2012	—		—	—		—
	3/16/2005	750,000	—		3.79	3/16/2012	—		—	—		—
	8/11/2006	666,667	333,333	(3)	7.57	8/11/2013	—		—	—		—
	2/2/1999	20,000	—		1.69	3/2/2009	—		—	—		—
	1/2/2000	5,000	—		4.75	1/3/2010	—		—	—		—
	9/30/2008		300,000	(4)	12.19	9/30/2015	—		—	—		—
James R. Arnold, Jr.	9/30/2004	239,000	—		4.08	9/30/2011	—		—	—		—
	2/28/2005	100,000	—		4.29	2/29/2012	—		—	—		—
	4/16/2007	8,334	16,666	(5)	16.41	4/16/2014	87,500	(6)	1,066,625	43,750	(7)	533,313
Thomas Beaudoin	7/1/2008	—	100,000	(8)	15.17	7/1/2015	50,000	(9)	609,500	75,000	(10)	914,250
Steven G. Chambers	2/27/2004	111,666	—		5.46	2/27/2011	—		—	—		—
	8/15/2003	8,334	—		4.29	2/29/2012
	2/15/2006	66,667	33,333	(11)	9.30	2/15/2013	—		—	—		—
	4/16/2007	8,334	16,666	(12)	16.41	4/16/2014	—		—	—		—
							237,500	(13)	2,895,125	137,500	(14)	1,676,125
Donald W. Hunt	10/10/2006	58,666	208,334	(15)	9.61	10/10/2013	—		—	—		—
		—	—		—	—	212,500	(16)	2,590,375	150,000	(17)	1,828,500
L. Wesley Hayden	10/1/2007		100,000	(18)	19.39	10/1/2014	307,500	(19)	3,748,425	100,000	(20)	1,219,000

(1)	375,000 of these shares will vest one hundred percent on the 3rd anniversary of the date of grant, August 11, 2009, with opportunities for acceleration upon the achievement of goals for fiscal 2008. Upon the filing of the Company’s Annual Report on Form 10-K for fiscal 2008, it was determined that the fiscal 2008 corporate goals had not been achieved, therefore the shares will time-vest on August 11, 2009. 250,000 of these shares will time-vest on August 11, 2009 and 125,000 will time-vest on September 30, 2010.

(2)	These shares are performance-based shares that vest 200,000 for achievement of fiscal 2009 corporate targets and 125,000 for achievement of fiscal 2010 corporate targets. If targets for applicable fiscal year are not met, shares will not vest and will be forfeited.

(3)	This grant vests one-third annually over a three year period.

(4)	This grant cliff vests on September 30, 2010.

(5)	This grant vests one-third annually over a three year period.

(6)	37,500 of these shares vest on April 16, 2010, 50,000 of these shares vest on February 28, 2011 with the opportunity to accelerate 50% for achievement of fiscal 2008 corporate targets and 50% for achievement of fiscal 2009 corporate targets. Upon the filing of the Company’s Annual Report on Form 10-K for fiscal 2008, it was determined that the fiscal 2008 corporate goals had not been achieved, therefore the shares did not accelerate and will time-vest on February 28, 2011.

(7)	These shares are performance-based shares that vest 25,000 for achievement of fiscal 2008 transition goals; 12,500 for achievement of fiscal 2009 goals and 6,250 for 1st half fiscal 2010 goals. If targets for applicable fiscal year are not met, shares will not vest and will be forfeited. On December 3, 2008, the 25,000 shares tied to fiscal 2008 transition goals were achieved and shares were released.

(8)	This grant vests twenty-five percent on the grant date anniversary and then vests monthly thereafter.

(9)	This grant is time-based and vests 25% annually on grant anniversary date.

(10)	These shares are performance based and will vest 25% on each grant anniversary date if goals for each year are achieved. If goals are not achieved, shares for applicable period will not vest and will be forfeited.

(11)	This grant will vest one third on each anniversary of the grant date.

(12)	This grant will vest one third on each anniversary of the grant date.

(13)	100,000 of these shares will vest on April 16, 2010. 37,500 of these shares will vest on February 15, 2009, the third anniversary of the date of grant, with opportunities for acceleration upon the achievement of goals for fiscal 2008. Upon the filing of the Company’s Annual Report on Form 10-K for fiscal 2008, it was determined that the fiscal 2008 corporate goals had not been achieved, therefore the shares did not accelerate and will time-vest February 15, 2009. 100,000 of these shares will cliff vest on October 1, 2010 with opportunities for acceleration of 50% for fiscal 2009 and 50% for fiscal 2010.

(14)	These grants are performance based and will only vest upon the achievement of certain individual objectives. 43,750 of these shares were tied to fiscal 2008 performance; 62,500 of these shares are tied to fiscal 2009 performance; and 31,250 are tied to fiscal 2010 performance. If goals are not achieved, shares for applicable period will not vest and will be forfeited. Upon the filing of the Company’s Annual Report on Form 10-K for fiscal 2008, it was determined that the fiscal 2008 goals had been achieved, therefore the shares vested and were released on December 5, 2008.

(15)	This grant vests twenty-five percent on the grant date anniversary and then vests monthly thereafter.

(16)	100,000 of these shares vest in 50,000 share increments on October 10, 2008 and October 10, 2009. 112,500 of these shares will vest on October 10, 2009, the third anniversary of the date of grant with opportunities for acceleration upon achievement of goals for fiscal year 2008. Upon the filing of the Company’s Annual Report on Form 10-K for fiscal 2008, it was determined that the fiscal 2008 corporate goals had not been achieved, therefore the shares did not accelerate and will time-vest on October 10, 2009.

(17)	These shares are performance-based and will only vest, if ever, upon achievement of financial goals for fiscal 2009. If goals are not achieved, shares will not vest and will be forfeited

(18)	This grant vests twenty-five percent on the grant date anniversary and then vests monthly thereafter. Mr. Hayden resigned from the Company on October 31, 2008 therefore shares were cancelled.

(19)	82,500 of these shares vested on October 1, 2008; 225,000 of these shares will cliff vest on October 1, 2011 with opportunities for acceleration of 25% for fiscal 2009 corporate targets and 25% for fiscal 2010 corporate targets. Mr. Hayden resigned from the Company on October 31, 2008 therefore unvested shares were forfeited.

(20)	These grants are performance based and will only vest upon the achievement of certain individual objectives. 33,000 of these shares were tied to fiscal 2008 performance; 33,000 of these shares are tied to FY2009 performance; and 34,000 are tied to fiscal 2010 performance. If goals are not achieved, shares for applicable period will not vest and will be forfeited. Upon the filing of the Company’s Annual Report on Form 10-K for fiscal 2008, it was determined that the fiscal 2008 goals had not been achieved, therefore the shares were forfeited. Mr. Hayden resigned from the Company on October 31, 2008 therefore the remaining shares were forfeited.

OPTION EXERCISES AND STOCK VESTED

The following table shows all stock options exercised and value realized upon exercise, and all Stock Awards vested and value realized upon vesting, by our Named Executive Officers during fiscal 2008.

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Total Value
	Acquired on Exercise	Exercise	Acquired on Vesting	Realized on Vesting
Name	(#)	($)	(#)	($)

Paul A. Ricci	550,000	9,005,044	405,864	8,039,143
James R. Arnold, Jr.	136,000	2,138,778	8,051	139,757
Thomas L. Beaudoin	—	—	—	—
Steven G. Chambers	175,000	2,207,878	79,898	1,520,699
Donald W. Hunt	133,333	1,113,636	237,500	4,850,138
Wes Hayden	—	—	7,500	136,718

EQUITY COMPENSATION PLAN INFORMATION

As of September 30, 2008, there were 14,966,514 shares subject to issuance upon exercise of outstanding options under all of our equity compensation plans referred to in the table below, at a weighted average exercise price of $7.47, and with a weighted average remaining life of 4.6 years. As of September 30, 2008, there were 2,729,370 shares available for issuance under those plans.

The following table provides information as of September 30, 2008 with respect to the shares of Common Stock that may be issued under existing equity compensation plans.

(c)
Number of
Securities
Remaining
			(b)	Available for Future
	(a)		Weighted	Issuance Under
	Number of		Average	Equity
	Securities to be		Exercise Price	Compensation
	Issued Upon		of	Plans (Excluding
	Exercise of		Outstanding	Securities Reflected
	Options		Options	in Column (a))

Equity compensation plans approved by shareholders(1)	7,261,139	(2)	$7.76	4,702,083	(3)
Equity compensation plans not approved by shareholders(4)(5)	4,773,378	(6)(7)	$7.71	746,219

Total equity compensation plans	12,034,517		$7.74	5,448,302

(1)	Consists of our 1995 Directors’ Stock Option Plan, 1993 Incentive Stock Option Plan, 1995 Employee Stock Purchase Plan, 1997 Employee Stock Option Plan, 1998 Stock Option Plan and 2000 Stock Plan.

(2)	Excludes securities to be issued upon vesting of restricted stock units. As of September 30, 2008, 4,399,288 shares of the Company’s Common Stock were issuable upon vesting of the restricted stock units.

(3)	Includes 2,718,932 shares of the Company’s Common Stock available for future issuance under the 1995 Employee Stock Purchase Plan.

(4)	Includes a stand-alone stock option grant to Mr. Ricci, a stand-alone stock option grant to Mr. Hunt, a stand-alone grant to Mr. Hayden, a stand-alone grant to Mr. Beaudoin, inducement grants issued to former BeVocal, Inc. employees as part of the acquisition, described more fully below, our 2000 Nonstatutory Stock Option Plan, our 1999 Stock Plan (formerly the eScription 1999 Stock Option Plan) and our 2003 Stock Plan (formerly the SpeechWorks International, Inc. 2000 Employee, Director and Consultant Stock Plan).

(5)	Excludes options assumed by the Company in the acquisitions of Caere, the former Nuance Communications, Inc., BeVocal, Inc., VoiceSignal Technologies, Inc. and eScription, Inc. As of September 30, 2008, a total of 2,961,997 shares of the Company’s Common Stock were issuable upon exercise of the assumed options. The weighted average exercise price of the outstanding assumed options is $6.40 per share and they have an average weighted life remaining of 6.3 years. No additional options may be granted under the assumed options or their related plans, with the exception of the plan assumed in the eScription acquisition as described below.

(6)	Excludes securities to be issued upon vesting of restricted stock units under the Company’s assumed 2003 Stock Plan (formerly SpeechWorks International, Inc. 2000 Employee, Director and Consultant Stock Plan) and the assumed 1999 eScription, Inc. Stock Plan. As of September 30, 2008, 1,276,965 shares of the Company’s Common Stock were issuable upon vesting of restricted stock units.

Excludes stand-alone restricted stock unit awards that were issued and outstanding as of September 30, 2008 pursuant to the hiring of Mr. Hunt totaling 362,500. See Outstanding Equity Awards at Fiscal Year End table for details of these awards issued and outstanding to Mr. Hunt.

Excludes stand-alone restricted stock unit awards that were issued and outstanding as of September 30, 2008 pursuant to the hiring of Mr. Hayden totaling 407,500. See Outstanding Equity Awards at Fiscal Year End table for details of these awards issued and outstanding to Mr. Hayden.

Excludes stand-alone restricted stock unit awards that were issued pursuant to the hiring of Mr. Beaudoin totaling 125,000. See Outstanding Equity Awards at Fiscal Year End table for details of these awards issued and outstanding to Mr. Beaudoin.

Excludes stand-alone restricted stock unit awards that were issued pursuant to the hiring of Mr. Tezuka totaling 75,000. 50,000 of the restricted stock units are time-based and vest annually over a 4-year period. 25,000 of the restricted stock units are subject to performance goals and will vest at the end of fiscal 2010 if performance targets are achieved.

Excludes stand-alone restricted stock unit awards that were issued pursuant to the hiring of Mr. Tempesta totaling 60,000. 20,000 of these restricted stock units vest annually over a 4-year period for the achievement of performance targets. 40,000 of these restricted stock units are time-based and vest in equal installments over a 4-year period.

Excludes stand-alone restricted stock unit awards that were issued pursuant to the hiring of Mr. Chisholm totaling 286,137. 214,602 of these restricted stock units will time-vest over a 22 month period vesting 100% on November 26,2009. 71,535 of these restricted stock units will vest if performance targets for fiscal 2009 are achieved.

Excludes stand-alone restricted stock unit awards that were issued pursuant to the hiring of several employees in June 2008 totaling 228,000. These restricted stock units will vest over a three to four year period.

Excludes stand-alone restricted stock unit awards issued in connection with the Company’s acquisitions of BeVocal, VoiceSignal Technologies, Inc., Tegic Corporation, Focus Infomatics, Viecore, Vocada and Commissure. A total of 1,894,628 restricted stock units were unvested as of September 30, 2008. Shares subject to the restricted stock units vest over a three to four year period.

(7)	Includes the remaining outstanding shares from a stand-alone stock option to purchase 490,000 shares of the Company’s Common Stock granted to Mr. Ricci at a per share exercise price of $1.3438 on August 17, 2000. This option, which was issued in connection with the hiring of Mr. Ricci, is fully vested and exercisable. In the event of termination of employment, Mr. Ricci will have the remaining term of the option to exercise any unexercised options.

Includes the remaining outstanding shares from a stand-alone option to purchase 267,000 shares of the Company’s Common Stock granted to Mr. Hunt at a per share exercise price of $9.61 on October 10, 2006. This option, which was issued in connection with the hiring of Mr. Hunt, has 58,666 shares exercisable as of September 30, 2008. See Outstanding Equity Awards at Fiscal Year End table for details of this option issued and outstanding to Mr. Hunt.

Includes a stand-alone stock option to purchase 100,000 shares of the Company’s Common Stock granted to Mr. Hayden at a per share exercise price of $19.39 on October 1, 2007. This option, which was issued in connection with the hiring of Mr. Hayden, has no shares exercisable as of September 30, 2008. See Outstanding Equity Awards at Fiscal Year End table for details of this option issued and outstanding to Mr. Hayden.

Includes a stand-alone stock option to purchase 100,000 shares of the Company’s Common Stock granted to Mr. Beaudoin at a per share exercise price of $15.17 on July 1, 2008. This option, which was issued in connection with the hiring of Mr. Beaudoin, has no shares exercisable as of September 30, 2008. See Outstanding Equity Awards at Fiscal Year End table for details of this option issued and outstanding to Mr. Beaudoin.

Includes stand-alone stock option grants that were issued in connection with the Company’s acquisition of BeVocal, Inc. A total of 554,510 stock options to purchase shares of the Company’s Common Stock were outstanding as of September 30, 2008. These options were issued at a price of $16.30, have a seven-year term and as of September 30, 2008 there were 194,102 shares exercisable.

DESCRIPTION OF PLANS NOT ADOPTED BY STOCKHOLDERS

2000 Nonstatutory Stock Option Plan (the “NSO Plan”)

In August 2000, the Board of Directors approved our NSO Plan. The NSO Plan has not been approved by our stockholders. The NSO Plan, which has been amended from time to time, provides for the grant of nonstatutory stock options to employees and consultants. A total of 10,150,000 shares of Common Stock have been reserved for issuance under the NSO Plan. Of this amount, as of September 30, 2008, options with respect to 2,051,583 shares were outstanding, and 391,745 shares were available for future grants. All of the outstanding options were granted with an exercise price at or above fair market value, ranging from $0.66 to $20.56 per share with an average per share exercise price of $5.57. Vesting schedules of the options range from 2 to 4 years, and they have a maximum term of 10 years. All future options will be issued at or above fair market value with a maximum option term of 7 years. Shares subject to this plan are included in the table above.

Nuance 2003 Stock Plan (formerly the SpeechWorks International, Inc. 2000 Employee, Director and Consultant Stock Plan) (the “2003 Plan”)

In August 2003, in connection with the SpeechWorks acquisition, the Company assumed the 2003 Plan. The 2003 Plan provides for the grant of nonstatutory stock options or stock purchase rights to employees and consultants that were not employed by the Company prior to the time of the acquisition. A total of 4,402,011 shares of Common Stock have been reserved for issuance under the 2003 Plan. Of this amount, as of September 30, 2008, options with respect to 1,204,845 shares were outstanding, stock purchase units with respect to 480,535 shares were outstanding, and 128,567 shares were available for future grants. All outstanding options were granted with an exercise price at or above fair market value, ranging from $3.46 to $20.56 per share with an average per share price of $7.94. Vesting schedules of the options range from 3 to 4 years, and have a maximum term of 10 years. All future options will be issued at or above fair market value with a maximum option term of 7 years. Shares subject to this plan are included in the table above.

1999 eScription Stock Plan (Assumed as part of the eScription acquisition)

In May 2008, in connection with the eScription acquisition, the Company assumed the 1999 eScription Stock Option Plan. The 1999 Plan provides for the grant of Incentive and Non-Qualified stock options or stock purchase rights to employees and consultants that were not employed by the Company prior to the time of the acquisition. A total of 3,852,710 shares of Common Stock have been reserved for issuance under the 1999 Plan. Of this amount, as of September 30, 2008, options with respect to 1,129,795 shares were outstanding, stock purchase units with respect to 796,430 shares were outstanding, and 225,910 shares were available for future grants. All outstanding options were granted with an exercise price at or above fair market value, ranging from $.22 to $19.86 per share with an average per share price of $10.52. Vesting schedules of the options range from 3 to 4 years, and have a maximum term of 10 years. Shares subject to this plan are included in the table above.

RELATED PARTY TRANSACTIONS

On May 5, 2005, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) by and among the Company, Warburg Pincus Private Equity VIII, L.P. and certain of its affiliated funds (collectively, “Warburg Pincus”) pursuant to which Warburg Pincus agreed to purchase and we agreed to sell 3,537,736 shares of our Common Stock and warrants to purchase 863,236 shares of our Common Stock for an aggregate purchase price of $15.1 million. The warrants have an exercise price of $5.00 per share and a term of four years. On May 9, 2005, the sale of the shares and the warrants pursuant to the Securities Purchase Agreement was completed. We also entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among the Company and Warburg Pincus pursuant to which Warburg Pincus agreed to purchase and we agreed to sell 14,150,943 shares of our Common Stock and warrants to purchase 3,177,570 shares of our Common Stock for an aggregate purchase price of $60.0 million. The warrants have an exercise price of $5.00 per share and a term of four years. On September 15, 2005, the sale of the shares and the warrants pursuant to the Stock Purchase Agreement was completed. The net proceeds from these two fiscal 2005 financings were $73.9 million. On May 20, 2008, in connection with our acquisition of eScription, we sold 5,760,369 shares of our Common Stock for a purchase price of $100.0 million, and warrants to purchase 3,700,000 shares of our common stock for a purchase price of $0.5 million, pursuant to the terms of a purchase agreement dated April 7, 2008 (the “Purchase Agreement”). The warrants have an exercise price of $20.00 per share and a term of four years. Warburg Pincus also agreed not to sell any shares of Nuance common stock for a period of six months from the closing of the transaction contemplated by the Purchase Agreement. In connection with the financings, we granted Warburg Pincus registration rights giving Warburg Pincus the right to request that we use commercially reasonable efforts to register some or all of the shares of common stock issued to Warburg Pincus under both the Securities Purchase Agreement and Stock Purchase Agreement, including shares of common stock underlying the warrants.

In connection with the foregoing transactions, we and Warburg Pincus entered into an Amended and Restated Stockholders Agreement dated May 20, 2008 (the “Amended and Restated Stockholders Agreement”), which amended and restated the previous Stockholders Agreement dated May 5, 2005. The Amended and Restated Stockholders Agreement provides Warburg Pincus with the opportunity to designate two directors to the Board, until the later of (i) the date that Warburg Pincus shall cease to beneficially own at least 25,000,000 shares of our voting stock, or (ii) the date that Warburg Pincus’s percentage beneficial ownership of our voting stock is less than the quotient of (x) two divided by (y) the then authorized number of directors of the Company. As of the date hereof, Messrs. Janeway and Hackett are the designees of Warburg Pincus. Mr. Janeway is currently a member of the Board and Mr. Hackett is being nominated for election to the Board at the Annual Meeting. Mr. Harris, currently a member of the Board and a Warburg Pincus designee, will not stand for reelection.

During the fiscal year ended September 30, 2008, the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, acted as primary outside corporate and securities counsel to the Company. Ms. Martin, a member of our Board of Directors, is a member of Wilson Sonsini Goodrich & Rosati and currently serves on the firm’s Executive Management Committee and Finance Committee. For the fiscal year ended September 30, 2008, the Company paid $13.1 million to Wilson Sonsini Goodrich & Rosati for professional services provided to the Company. As of September 30, 2008, the Company had $2.6 million included in accounts payable and accrued expenses to Wilson Sonsini Goodrich & Rosati.

The Company’s Audit Committee charter provides that the Audit Committee is responsible for reviewing and approving in advance any proposed related party transactions. All such transactions were so reviewed by the Audit Committee in advance. The charter for the Audit Committee was publicly filed as Annex B to the Company’s Definitive Proxy Statement on Schedule 14A on April 4, 2008 and is available on the Company’s website at http://www.nuance.com/company/governance/audit.asp.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K.

The Compensation Committee:

Mr. Frankenberg
Mr. Myers

COMPENSATION DISCUSSION & ANALYSIS

Role and Authority of Our Compensation Committee

The members of the Compensation Committee are Messrs. Frankenberg (Chair) and Myers. Each of whom qualifies as (i) an “independent director” under the requirements of the NASDAQ Stock Market, (ii) a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, and (iii) an “outside director” under Section 162(m) of the Code. Our Board of Directors created the Compensation Committee to discharge the Board’s responsibilities relating to compensation of the Company’s executive officers. The Compensation Committee has overall responsibility for approving and evaluating the executive officer compensation plans, policies and programs of the Company. The mandate of the Compensation Committee is to review and recommend to the Board of Directors the Company’s compensation and benefit policies, and oversee, evaluate and approve compensation plans, policies and programs for our executive officers.

The Compensation Committee has adopted a written charter approved by the Board of Directors, which is available on the Company’s website at http://www.nuance.com/company/governance/compensation.asp.

The Compensation Committee’s responsibilities are discussed in detail in the charter and include:

•	reviewing and approving for the Chief Executive Officer and the executive officers of the Company (a) the annual base salary, (b) the annual incentive bonus, including the specific goals and amount, (c) equity compensation, (d) employment agreements, severance arrangements, and change in control agreements/provisions, and (e) any other benefits, compensation or arrangements; and

•	making recommendations to the Board of Directors with respect to incentive compensation plans.

The Compensation Committee establishes all elements of compensation paid to our Chief Executive Officer and reviews and approves all elements of compensation paid to our other executive officers, including all of the other executive officers named in the Summary Compensation Table (these executive officers together with the Chief Executive Officer are referred to herein as the “Named Executive Officers”). The Chief Executive Officer, in consultation with the Vice President of Human Resources and other members of our senior management, makes all decisions regarding the compensation of our other executive officers. The Compensation Committee also reviews the compensation of all non-employee directors and recommends changes, when appropriate, to the Board of Directors.

In carrying out its responsibilities, the Compensation Committee may engage outside consultants and/or consult with the Company’s Human Resources department as the Compensation Committee determines to be appropriate. The Compensation Committee also may obtain advice and assistance from internal or external legal, accounting or other advisers selected by the Compensation Committee. The Compensation Committee may delegate any of its responsibilities to one or more subcommittees, to the extent permitted by applicable law. The Compensation Committee did not delegate any responsibilities to a subcommittee during fiscal 2008.

Compensation Philosophy

Our compensation philosophy is designed to promote the Company’s business objectives on the principle that the Company’s achievements result from the coordinated efforts of all employees working toward common strategic goals. Our success depends on achieving a level of performance that is focused on results that support the execution of our objectives as outlined in our operating plan. Our guiding compensation principles focus on:

•	aligning the interests of the Company’s executives and employees with those of the Company’s stockholders and customers;

•	linking executive and employee compensation to the Company’s performance;

•	offering significant levels of at-risk compensation in the form of stock options and restricted stock awards so that the long-term reward available to the Company’s executive officers will have a direct correlation to stockholder value; and

•	attracting, retaining and motivating the best employees.

We support a “pay-for-performance” philosophy by measuring performance and recognizing and rewarding employee contributions toward financial success. Our objective is to implement strategies for delivering compensation that are competitive with the overall software industry, provide sufficient emphasis on pay-for-performance and are appropriately aligned with the Company’s financial goals and long-term stockholder returns.

Compensation Consultant

The Compensation Committee retained an independent consultant, Radford Surveys and Consulting, as its compensation consultant to assist the Compensation Committee with implementing the Company’s total compensation program. Radford provides the Compensation Committee with research, comparative market data and advice to consider and evaluate when making compensation decisions.

Competitive Positioning

In order to determine the competitiveness of our overall compensation for executive officers, we review the compensation for comparable positions within our industry, the historical compensation levels of our executive officers and the individual performance of executive officers evaluated against their individual objectives established for the preceding year. The Compensation Committee believes the group of software companies it benchmarks provides an appropriate peer group because the Company competes for the same employee pool at the executive level and has similar market practices. The Compensation Committee uses data that it obtains from these companies through surveys, proxy statements and other public filings. In addition, this data is supplemented by survey data on the broader software and high technology markets provided by Radford Surveys and Consulting. The Compensation Committee annually reviews the companies in our peer group and makes changes as necessary to ensure that our peer group comparisons are appropriate. The following sixteen companies comprised our peer group for fiscal 2008:

•	BEA Systems	•	Business Objects	•	Cadence Design Systems
•	Citrix Systems	•	McAfee	•	Mentor Graphics
•	NAVTEQ	•	NDS Group	•	Parametric Technology
•	Quest Software	•	Sybase	•	SYNOPSYS INC.
•	THQ Inc.	•	TIBCO Software	•	VeriFone Holdings
•	VMWare

The Compensation Committee targets base salaries at the 25th — 50th percentile for our peer group. The Compensation Committee has made the determination to place a greater emphasis on the at-risk-earnings to better align the interest of our executives with our stockholders. The Compensation Committee offers significant levels of at-risk compensation in the form of stock options and restricted stock awards that are directly tied to stockholder value. The Compensation Committee targets total direct compensation (comprised of base salary, annual cash incentives and equity-based compensation) to be heavily driven by company performance. At the target level of performance, total direct compensation is positioned at the 75th percentile of our peer group, although actual compensation paid can be below the 50th percentile or above 75th percentile based on actual performance. To arrive at these percentiles for the base salaries, cash incentive targets and total direct compensation of our Named Executive Officers, the Compensation Committee considers corresponding percentile data gathered from proxy statements for the positions of the Named Executive Officers in relation to the Named Executive Officers of our peer group as well as the same data from published surveys for each position.

Elements of Executive Compensation

We have a performance-focused compensation philosophy that places emphasis on at-risk pay with a balanced focus between short-term and long-term strategic objectives. Consistent with this philosophy, a significant majority of the target total annual direct compensation available to our Named Executive Officers is variable depending on the Company’s results. To achieve this we use equity-based compensation in the form of stock options, time based restricted stock units (TBRSU), performance based restricted stock units (PBRSU) and a performance-based annual bonus program that may be paid out in cash or stock (with or without additional vesting provisions) or a combination of both (Bonus Program). The performance measures we establish for the PBRSU grants and Bonus

Program targets are designed to promote stockholder return, market, revenue and earnings growth. The Compensation Committee consulted with its compensation consultant in deciding how to balance our long-term versus short-term incentives, and given the cyclical nature of the software industry, it has decided to establish performance goals based on financial targets. Our performance measurement period for our Bonus Program and for the PBRSU grants was our 2008 fiscal year and was based upon financial targets for both the Bonus Program and for the PBRSU grants. PBRSU grants are classified as long-term incentives because they are stock based and vest only if the performance criteria have been achieved. The PBRSU grants range from one to four year vesting terms with a percentage of the underlying shares covering up to four fiscal periods as further summarized in the Grants of Plan Based Awards table. The executives also have TBRSU grants that cliff vest three years from the date of grant with opportunities to accelerate percentages of the underlying shares for achievement of Company financial targets. See Grants of Plan Based Awards table for details of awards issued to Named-Executive Officers.

Our annual Bonus Program payments are based upon the achievement of Company financial targets approved by the Compensation Committee which are based on the Board-approved financial plan for the Company. For fiscal 2008, executives were entitled to receive one-hundred percent of their target bonus if the Company achieved non-GAAP revenue of $920 million and non-GAAP earnings per share of $0.78, however, the Compensation Committee has the discretion to approve bonus payments which are higher or lower than the target bonus amounts in the event the Company under or over achieves these targets. Accelerated vesting of fifty percent of the TBRSU grants issued to the Named Executive Officers was also based on the achievement of non-GAAP revenue of $920 million and non-GAAP earnings per share of $0.78. Vesting of PBRSU grants issued to the Named Executive Officers is based upon the achievement of confidential performance objectives established on an individual basis by the Compensation Committee. Individual performance objectives are approved by the Compensation Committee and include objectives related to financial performance goals.

Determination of Executive Officer Compensation

We review executive officer compensation annually to ensure that it is consistent with our compensation philosophies, Company and individual performance, changes in the market and executives’ individual responsibilities. Within the second quarter of our fiscal year we conduct a review of each executive officer, including the Chief Executive Officer. The Chief Executive Officer presents to the Compensation Committee his evaluation of each executive officer, which includes a review of the executive’s contribution and performance during the past year (as compared to the goals we established at the beginning of the fiscal year for the executive as described in more detail below), strengths, weaknesses, development plans and succession potential. The Company’s human resources group also assists in the reviews of the executive officers, all of whom report directly to the Chief Executive Officer. The reviews typically focus on the executive’s performance in the past year. The Compensation Committee then makes its own assessments based on the Chief Executive Officer’s presentation and, based on its assessments, approves each executive’s bonus award for the past year, including any discretionary elements to such awards, and the elements of each executive’s total compensation, including performance-based compensation, for the following fiscal year, taking into account in each case the Chief Executive Officer’s evaluation, the scope of the executive’s responsibilities and experience and the Compensation Committee’s own review of survey data provided by Radford Surveys and Consulting.

The Compensation Committee works with the Chief Executive Officer to define and establish his annual goals. In fiscal 2008, Mr. Ricci’s goals were based on achievement of the non-GAAP revenue and earnings per share targets established by the Company’s Board of Directors as part of the Company’s fiscal 2008 operating plan. The Chief Executive Officer works in conjunction with the other Named Executive Officers to develop their goals, which are approved by the Compensation Committee. The Named Executive Officers’ goals are designed to align with the Company and Chief Executive Officer goals. The fiscal 2008 goals for our Named Executive Officers varied based on their respective business functions and responsibilities; however, they generally included a mix of financial, operational, strategic and qualitative goals based on financial metrics. The Company and individual goals for our executives are established in a manner such that target attainment is not assured; meaning the executives’ receipt of compensation for performance at or above target will require significant effort on their part.

In fiscal 2008, the compensation for the Named Executive Officers comprised the following elements, each of which is discussed in greater detail below:

•	Base salary;

•	Performance-Based Incentive Compensation;

•	Long-Term Equity Incentive Compensation;

•	Retirement and other benefits;

•	Perquisites; and

•	Severance benefits.

Base Salary

Base salary reflects the executive’s responsibilities, performance and expertise and is designed to be competitive with salary levels in effect at comparable high-technology companies. The base salary provides a basic level of compensation and is necessary to recruit and retain executives. The Compensation Committee establishes salaries on the data provided by its compensation consultant for software companies within our peer group. We generally tie the amount of short-term incentive compensation and severance benefits to an executive’s base compensation.

Performance-Based Incentive Compensation

Our Bonus Program is based upon the Company’s achievement of pre-established financial goals for the fiscal year. With respect to Mr. Hunt, however, 100 percent of his variable amount is based upon the achievement of his sales incentive target which is paid out quarterly based on actual achievement. Annual bonuses may be paid in cash or restricted stock units, which may or may not have additional vesting requirements established by the Compensation Committee. The bonus program is designed to support our strategic business objectives, promote the attainment of specific financial goals, reward achievement of specific performance objectives, and encourage leadership and teamwork. The targets for payment of annual cash bonuses are based on the Company’s confidential non-GAAP revenue and earnings per share targets for the applicable fiscal year. Minimum and maximum performance targets are established by the Compensation Committee and adjusted during the year, if appropriate, to reflect the impact of acquisitions. The amount of each executive’s actual bonus is based on the extent to which the Company achieves or exceeds the targets. Each executive is assigned a participation level that generally reflects the executive’s position and is expressed as a percentage of the executive’s base salary. The participation levels for the Company’s Named Executive Officers for fiscal 2008 (other than Mr. Hunt whose annual bonus is commission based), and the bonus amounts the Named Executive Officers were entitled to, are set forth below:

	Participation	Fiscal 2008
Name	Level	Bonus Amount(1)

Paul A. Ricci	100%	$575,000
James R. Arnold, Jr.	50%	156,250
Thomas L. Beaudoin(2)	60%	210,000
Steven G. Chambers	63%	250,000
L. Wesley Hayden	60%	240,000

(1)	Bonuses for fiscal 2008 were paid out in a combination of cash and restricted stock units. The Compensation Committee approved the payment of cash and issuance of Restricted Stock Units having a value equal to the bonus amounts. The Restricted Stock Units vest on March 13, 2009 and the Cash payments will be made 1/3 in December and 2/3 in March 2009, other than the Restricted Stock Units for Mr. Arnold, which were paid out on December 31, 2008. Details on actual payments amounts are disclosed in the Executive Compensation Table.

(2)	Mr. Beaudoin’s bonus for fiscal 2008 will be pro-rated based upon his employment date of July 1, 2008.

As noted above, fifty percent of the TBRSU grants issued to our executive officers are subject to accelerated vesting upon the achievement of fiscal 2008 Company financial targets established by the Compensation Committee, specifically non-GAAP revenue of $920 million and non-GAAP earnings per share of $0.78. The Compensation Committee determined that these financial objectives were not achieved, accordingly, the vesting of fifty percent of the TBRSU grants were not accelerated. In addition, as noted above, the vesting of PBRSU grants issued to the Named Executive Officers is based upon the achievement of confidential performance objectives established on an individual basis by the Compensation Committee. Individual performance objectives are approved by the Compensation Committee and include objectives related to financial and other performance goals. For fiscal 2008, Mr. Chambers was the only Named Executive Officer that achieved his financial performance objectives resulting in the vesting of 43,750 of his PBRSU grants.

Long Term Equity Incentive Compensation

We grant equity in the form of stock options and restricted stock units to provide long-term incentives for executive officers and other key employees. Vesting of these equity awards is designed to align the interests of our executive officers with those of the stockholders and to provide each individual with a significant incentive to manage the Company from the perspective of an owner and to remain employed by the Company.

The Compensation Committee determines equity award levels based on market data provided to the Compensation Committee by Radford Surveys and Consulting as well as the peer group study described above. Annual equity awards are granted based on the performance of the executive, the market data results and are typically granted in the form of performance-based grants, time-based grants and options. Any equity granted to employees as promotion or retention awards or to newly hired eligible employees are generally granted on the 15th of the month following the effective date of the promotion, retention or hire, or the first business day thereafter if such day is not a business day, with the exception of the issuance of inducement grants which are granted promptly following the closing of an acquisition or upon hiring of an employee. In the case of options, the exercise price of an option is the closing price of the Company’s common stock on the NASDAQ Stock Market on the date of grant. All stock option grants to Named Executive Officers are granted with an exercise price equal to or above the fair market value of the underlying stock on the date of grant. The Compensation Committee does not grant equity compensation awards in anticipation of the release of material nonpublic information. Similarly, the Company does not time the release of material nonpublic information based on equity award grant dates.

We have made significant changes to our equity compensation program over the past several years to reduce its dilutive effects. In fiscal 2005, we introduced time-based restricted stock grants with accelerations for achievement of financial targets. In fiscal 2006, we moved to a combination of options, performance-based equity awards and time-based equity awards with a greater emphasis on pay-for-performance. The Compensation Committee believes these equity awards align the interests of the executive officers with the interests of stockholders and reduce dilution. The Compensation Committee also believes these changes increase our ability to retain executives by increasing their opportunity to receive full value equity awards pursuant to restricted stock units, which also help to decrease future exposure to underwater options.

Retirement and Other Benefits

We offer a 401(k) retirement plan, to provide our employees a tax-advantaged savings plan. We make matching contributions to the plan to encourage employees to save money for their retirement. The plan enhances our ability to attract and retain key employees because it increases the range of benefits we offer to them.

All of our U.S. employees are entitled to participate in the 401(k) plan. The Company matches fifty percent of the first four percent of eligible compensation that is contributed to the plan. Non-U.S. employees are covered under different retirement plans. The Company match paid to each of the Named Executive Officers is reflected in the All Other Compensation column in the Summary Compensation Table set forth below and detailed in the footnotes.

We have maintained the Nuance Communications, Inc. Employee Stock Purchase Plan, or the ESPP, since 1995. Eligible employees may elect to contribute between one and twelve percent of their annual cash compensation, on an after-tax basis, to purchase shares of our Common Stock; provided, however, that an employee may not purchase more than 2,000 shares per offering period, or $25,000 of Company stock per year pursuant to Internal

Revenue Service restrictions. We issue shares of our Common Stock under the ESPP in six month offering periods to eligible employees at a price that is equal to eighty-five percent of the lower of the common stock’s fair value at the beginning or the end of the offering period.

We offer an enhanced wellness program to our executive officers to maximize the health of our executive team. This benefit provides for an enhanced annual medical exam for each executive officer.

Our Named Executive Officers, other than Mr. Ricci, receive a $500,000 term life insurance policy at the Company’s expense which is in addition to the broad-based program that provides term life insurance for all employees in an amount up to the lesser of $500,000 or two times the employee’s base salary. Mr. Ricci receives a $1,000,000 term life insurance policy at the Company’s expense, in addition to the broad-based program described above. The cost of these policies, if applicable, is reflected in the All Other Compensation column in the Summary Compensation Table and detailed in the footnotes.

All of our employees based in the United States receive long-term disability benefits that provide for payment of sixty percent of their eligible earnings capped at a maximum of $13,000 in disability benefits per month if they are deemed to be unable to work in their own occupation for a period of two years. Beyond the second year, if able, employees will be required to return to work to any position they are suited for based on education and training. We provide for an enhanced disability benefit to our Named Executive Officers that provides for a payment of sixty percent of their eligible earnings capped at a maximum of $18,500 per month, with the exception of Mr. Ricci who is not subject to this maximum amount. In addition, the Named Executive Officers have an enhanced Own Occupation provision that provides for continuation of benefits beyond the two years if they cannot return to their own occupation. The expense associated with this enhanced benefit is reflected in the All Other Compensation column in the Summary Compensation Table and detailed in the footnotes.

We offer a variety of health and welfare programs to all eligible employees. Our Named Executive Officers generally are eligible for benefit programs on the same basis as the rest of our broad-based employees. The health and welfare programs are intended to encourage a healthy lifestyle and protect employees against catastrophic loss. Our health and welfare programs include medical, wellness, dental, vision, disability, life insurance and accidental death and dismemberment.

Perquisites

We provide Named Executive Officers with perquisites, including reimbursement for tax and financial planning services and a car allowance, which are reflected in the All Other Compensation column in the Summary Compensation Table and detailed in the footnotes. The Compensation Committee believes these perquisites are reasonable and consistent with the Company’s overall compensation program, because they better enable the Company to attract and retain superior employees for its key positions. The Compensation Committee reviews and approves perquisites provided to the Named Executive Officers.

Executive Severance Policy

The Compensation Committee has entered in agreements, on behalf of the Company, with certain executive officers and the Chief Executive Officer which provide for certain benefits upon termination of employment. The Company has also adopted severance policies regarding these matters. The severance policy is designed to attract and retain executive officers and to provide replacement income if their employment is terminated because of an involuntary termination other than for cause. Vice Presidents who are designated as participants are eligible to participate in the policy, provided they agree to be bound by all of the restrictions, conditions and limitations under the policy, including a customary covenant not to compete against the Company in cases where such covenants are legally enforceable. The covenant not to compete restricts affected executives from competing against the Company during, and for twelve months after, the period of their employment or up to twenty-four months for Mr. Ricci. In addition, a participating executive must release the Company from any claims relating to the executive’s employment and termination in order to receive severance benefits under the policy. The severance policy provides a lump-sum severance payment upon termination of employment by the Company other than for cause except for Mr. Ricci, who is to be paid severance throughout the non-competition period of eighteen to twenty-four months. Participating executives will receive varying amounts of severance in the form of base salary, bonus and other benefits. Details of these severances arrangements are listed under the ‘Employment, Severance and Change in Control’ section.

Company Severance Plan

The Company has a standard employee severance benefit plan pursuant to which eligible employees are entitled to receive certain severance benefits in the event of a reduction-in-force.

Tax Considerations

Section 162(m) of the Internal Revenue Code imposes a $1,000,000 limit on the deductibility of compensation paid to certain executive officers of public companies, unless the compensation meets certain requirements for “performance-based” compensation. In determining executive compensation, the Compensation Committee considers, among other factors, the possible tax consequences to the Company and to the executives. However, tax consequences, including but not limited to tax deductibility by the Company, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by executives regarding options and other rights) that are beyond the Compensation Committee’s and the Company’s control. In addition, the Compensation Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives. For these reasons, although the Compensation Committee considers tax deductibility as one of the factors in determining executive compensation, it does not necessarily limit compensation to those levels or types of compensation that will be deductible. The Compensation Committee will, of course, consider alternative forms of compensation consistent with our compensation goals, which preserve deductibility as much as possible.

Section 280G of the Internal Revenue Code of 1986

Section 280G of the Code disallows a Company’s tax deduction for what are defined as “excess parachute payments” and Section 4999 of the Code imposes a twenty percent excise tax on any person who receives excess parachute payments. Under our employment agreement with Mr. Ricci, we will provide Mr. Ricci with tax gross-up payments in the event payments to Mr. Ricci are deemed to be “parachute payments” within the meaning of Section 280G of the Code, subject to a maximum amount of $4,000,000. The Compensation Committee believes that the provision of tax gross-up protection to Mr. Ricci is appropriate and necessary for executive retention and consistent with the current practices of market competitors.

In the event that a portion of the payout would be classified as an excess parachute payment, in addition to the obligation to pay the gross-up payment, our tax deduction would be disallowed under Section 280G. Please refer to the discussion under “Employment, Severance and Change in Control Agreements” for more detail on Mr. Ricci’s potential gross-up payment.

PROPOSAL 2

APPROVAL OF THE AMENDED AND RESTATED 2000 STOCK PLAN

The stockholders are being asked to approve the Company’s amended and restated 2000 Stock Plan (the “2000 Plan”). The 2000 Plan, as amended, will enable the Company to continue to use the 2000 Plan to assist in recruiting, motivating and retaining talented employees to help achieve the Company’s business goals.

The 2000 Plan, as proposed to be amended, will (i) provide for a new ten (10) year term expiring on August 15, 2018 and (ii) increase the number of shares of Common Stock authorized for issuance under the 2000 Plan from 20,050,000 shares to 26,050,000 shares, an increase of 6,000,000 shares. It does not differ in any other material respects from the current version of the 2000 Plan.

Awards granted under the 2000 Plan may be designed to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code, as amended (the “Code”). Pursuant to Section 162(m) of the Code, the Company generally may not deduct for federal income tax purposes compensation paid to the Chief Executive Officer or the four other most highly-paid employees to the extent that any of these persons receive more than $1 million in compensation in any single year. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, the Company may deduct for federal income tax purposes the compensation paid, even if such compensation exceeds $1 million in a single year.

In November, 2008, the Board of Directors approved the change described above, subject to approval from the Company’s stockholders at the Annual Meeting. If the stockholders approve the 2000 Plan, it will replace the current version of the 2000 Plan. Otherwise, the current version of the 2000 Plan will remain in effect. The Company’s Named Executive Officers and directors have an interest in this proposal.

We believe strongly that the approval of the amended 2000 Plan is essential to the Company’s continued success. The Company’s employees are its most valuable assets. Stock options and other awards such as those provided under the 2000 Plan are vital to the Company’s ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which the Company must compete. Such awards also are crucial to our ability to motivate employees to achieve the Company’s goals. While the Company does not have any specific plans or commitments to issue stock options or awards under the 2000 Plan at this time, for the reasons stated above and to ensure the Company can continue to grant stock awards to key employees of the Company at levels determined appropriate by the Board and the Compensation Committee of the Board, the stockholders are being asked to approve the 2000 Plan, as amended.

Description of the 2000 Plan

The essential features of the 2000 Plan are outlined below. The following summary of the principal provisions of the 2000 Plan as proposed to be amended and restated is qualified in its entirety by reference to the full text of the 2000 Plan, which is included as Annex A hereto.

General

The purpose of the 2000 Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors and consultants of the Company and employees and consultants of its parent and subsidiary companies and to promote the success of the Company’s business. The 2000 Plan authorizes the Board of Directors or one or more of its committees to grant stock options, restricted stock units, rights to purchase restricted stock and stock appreciation rights (each an “Award”).

Administration

The 2000 Plan may generally be administered by the Board or a committee appointed by the Board (as applicable, the “Administrator”). The Administrator may make any determinations deemed necessary or advisable for the 2000 Plan. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code (to enable the Company to receive a federal tax deduction for certain compensation paid under the Plan).

Number of Shares of Common Stock Available Under the Incentive Plan

Assuming stockholders approve this proposal, a total of 26,050,000 shares of Common Stock will have been reserved for issuance under the 2000 Plan. As of September 30, 2008, 1,383,151 shares of Common Stock were available for issuance under the 2000 Plan. Assuming stockholders approve this Plan, the shares available under this Plan would increase to 7,383,151 shares.

If any outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the shares allocable to the terminated portion of such Award or such forfeited or repurchased shares shall again be available for grant under the 2000 Plan. Shares shall not be deemed to have been granted pursuant to the 2000 Plan (a) with respect to any portion of an Award that is settled in cash or (b) to the extent such shares are withheld in satisfaction of tax withholding obligations. Upon payment in shares pursuant to the exercise of a stock appreciation right, the number of shares available for grant under the 2000 Plan shall be reduced only by the number of shares actually issued in such payment. If the exercise price of an option is paid by tender to the Company of shares underlying the option, the number of shares available for grant under the 2000 Plan shall be reduced by the net number of shares for which the option is exercised.

Eligibility

Nonstatutory stock options, stock purchase rights (i.e., awards of restricted stock), restricted stock units and stock appreciation rights may be granted under the 2000 Plan to employees, directors and consultants of the Company and employees and consultants of any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom Awards may be granted, the time or times at which such Awards will be granted, and the exercise price and number of shares subject to each such grant; provided, however, the exercise price of a stock option and a stock appreciation right may not be less than 100% of the fair market value of the Common Stock on the date such Award is granted.

Limitations

Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company’s ability to deduct the compensation income associated with certain Awards granted to such persons, the 2000 Plan provides that no service provider may be granted, in any fiscal year of the Company, options or stock appreciation rights to purchase more than 1,000,000 shares of Common Stock or 750,000 restricted stock awards or restricted stock units. Notwithstanding the limit on grants of options or stock appreciation rights, however, in connection with such individual’s initial employment with the Company, he or she may be granted options or stock appreciation rights to purchase up to an additional 1,000,000 shares of Common Stock or up to an additional 750,000 restricted stock awards or restricted stock units.

Terms and Conditions of Options

Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following terms and conditions:

(a) Exercise Price.  The Administrator determines the exercise price of options at the time the options are granted. The exercise price of a stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, that the exercise price of an incentive stock option granted to a more than 10% stockholder may not be less than 110% of the fair market value on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

The Company’s by-laws provide that it may not reduce the exercise price of any stock option, including stock appreciation right, outstanding or to be granted in the future under the 2000 Plan; cancel options in exchange for the re-grant of options at a lower exercise price (including entering into any “6 month and 1 day” cancellation and re-grant scheme), whether or not the cancelled options are returned to the available pool for grant; replace underwater options with restricted stock in an exchange, buy-back or other scheme; or replace any options with new options having a lower exercise price or accelerated vesting schedule in an exchange, buy-back or other scheme.

(b) Exercise of Option; Form of Consideration.  The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option in connection with the termination of a participant’s employment with the Company. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2000 Plan permits payment to be made by cash, check, other shares of Common Stock of the Company (with some restrictions), cashless exercises, any other form of consideration permitted by applicable law, or any combination thereof.

(c) Term of Option.  No stock option or stock appreciation right granted under the 2000 Plan may have a term greater than seven years after the date of grant. In the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

(d) Termination of Service.  The Administrator determines the length of the post-termination exercise period of a stock option. In the absence of a time specified in a participant’s Award agreement, a participant may exercise the option within three months of such termination, to the extent that the option is vested on the date of termination, (but in no event later than the expiration of the term of such option as set forth in the option agreement), unless such participant’s service relationship terminates due to the participant’s death or disability, in which case the participant or the participant’s estate or the person who acquires the right to exercise the option by bequest or inheritance may exercise the option, to the extent the option was vested on the date of termination, within 12 months from the date of such termination.

(e) Nontransferability of Options.  Unless otherwise determined by the Administrator, options granted under the 2000 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee.

(f) Other Provisions.  The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2000 Plan as may be determined by the Administrator.

Stock Purchase Rights

In the case of stock purchase rights, (i.e. rights to acquire restricted stock), unless the Administrator determines otherwise, the Award agreement will grant the Company a repurchase option exercisable upon the termination of the participant’s service with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement will generally be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option will lapse at a rate determined by the Administrator including, if the Administrator has determined it is desirable for the stock purchase right to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code, the repurchase option will lapse based on the achievement of performance goals. The Administrator will determine the number of shares granted pursuant to a stock purchase right, but as discussed above, the Administrator will not be permitted to grant restricted stock and restricted stock units in excess of the limits described above.

Restricted Stock Units

The Administrator may grant restricted stock units under the 2000 Plan. Each restricted stock unit award will be evidenced by an Award agreement that will specify the period of restriction, the number of shares granted and all other terms and conditions as the Administrator may determine in its sole discretion, including, without limitation whatever conditions to vesting it determines to be appropriate. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The Administrator will determine the number of shares granted pursuant to a restricted stock unit award, but as discussed above, the Administrator will not be permitted to grant restricted stock and restricted stock units in excess of the Restricted Stock Limit.

Stock Appreciation Rights

The Administrator may grant stock appreciation rights either alone or in tandem with stock options. A stock appreciation right is the right to receive the appreciation in fair market value of Common Stock between the exercise date and the date of grant. The Company can pay the appreciation in either cash or shares of Common Stock. The Administrator will determine the exercise price of a stock appreciation right, which will be no less than 100% of the fair market value of the Common Stock on the date of grant, and the term of each stock appreciation right, which will not be greater than seven (7) years from the date of grant. Stock appreciation rights will become exercisable at the times and on the terms established by the Administrator, subject to the terms of the 2000 Plan. The Administrator will determine the number of shares granted to a service provider pursuant to a stock appreciation right, but as discussed above, the Administrator will not be permitted to grant to a service provider, in any fiscal year of the Company, more than 1,000,000 shares of Common Stock for issuance pursuant to awards of stock appreciation rights. Notwithstanding this limit, however, in connection with such individual’s initial employment with the Company, he or she may be granted stock appreciation rights to purchase up to an additional 1,000,000 shares of Common Stock.

After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than death or disability, and (ii) one year following his or her termination due to death or disability. In no event will a stock appreciation right be exercised later than the expiration of its term.

Performance Goals

As discussed above, under Section 162(m) of the Internal Revenue Code, the annual compensation paid to the Chief Executive Officer and to each of its four other most highly-paid executive officers may not be deductible to the extent it exceeds $1 million. However, we are able to preserve the deductibility of compensation in excess of $1 million if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2000 Plan, setting limits on the number of Awards that any individual may receive, and for Awards other than options, establishing performance criteria that must be met before the Award actually will vest or be paid.

The 2000 Plan permits us to pay compensation that qualifies as performance-based under Section 162(m). Thus, the Administrator (in its discretion) may make performance goals applicable to a participant with respect to Administrator’s discretion, one or more of the following performance goals may apply: annual revenue, cash position, controllable profits, customer satisfaction MBOs, earnings per share, individual objectives, net income, new orders, operating cash flow, operating income, return on assets, return on equity, return on sales, and total shareholder return. Any criteria used may be measured, as applicable, in absolute terms or in relative terms (including passage of time and/or against another company or companies), on a per-share basis, against the performance of the Company as a whole or any segment of the Company, and on a pre-tax or after-tax basis.

Adjustments upon Changes in Capitalization

In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of Common Stock subject to the 2000 Plan, the number of shares of Common Stock that may be issued pursuant to Awards of restricted stock and restricted stock units, the maximum number of shares of Common Stock that may be issued to service providers in any fiscal year pursuant to Awards, the number and class of shares of stock subject to any outstanding Award, and the exercise price of any such outstanding Award.

In the event of a liquidation or dissolution, any unexercised Award will terminate. The Administrator may, in its sole discretion, provide that each participant will have the right to exercise all or any part of the Award, including shares as to which the Award would not otherwise be exercisable.

In connection with any merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company, each outstanding Award will be assumed or an equivalent Award substituted by the successor corporation. If the successor corporation refuses to assume an Award or to substitute a substantially equivalent Award, the participant will have the right to exercise his or her option and stock appreciation right as to all of the shares subject to the Award, all restrictions on restricted stock will lapse, and all performance goals or other vesting requirements for restricted stock units will be deemed achieved, and all other terms and conditions met. In such event, the Administrator will notify the participant that the Award is fully exercisable for fifteen (15) days from the date of such notice and that the Award terminates upon expiration of such period.

Amendment and Termination of the Plan

The Board may amend, alter, suspend or terminate the 2000 Plan, or any part thereof, at any time and for any reason. However, the Company will obtain stockholder approval for any amendment to the 2000 Plan to the extent the Board determines it necessary and desirable to comply with applicable law. No such action by the Board or stockholders may alter or impair any Award previously granted under the 2000 Plan without the written consent of the participant. Unless terminated earlier, the 2000 Plan will terminate, assuming the stockholders approve this proposal, on August 15, 2018.

Plan Benefits

The amount and timing of Awards granted under the 2000 Plan are determined in the sole discretion of the Administrator and therefore cannot be determined in advance. The benefits or amounts that were received by, or allocated to, the Chief Executive Officer, the other Named Executive Officers, all current executive officers as a group, the current Directors of the Company who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group under the 2000 Plan for the fiscal year ended September 30, 2008 are set forth in the table below:

		Average	Number of	Dollar Value
	Number of	Per Share	Shares of	of Shares of
	Options	Exercise	Restricted	Restricted
Name and Position	Granted	Price	Stock Granted	Stock Granted

Paul A. Ricci	300,000	$12.19	730,864	$10,014,982
James R. Arnold, Jr.	—	—	70,551	1,203,406
Thomas L. Beaudoin	—	—	—	—
Steven G. Chambers	—	—	204,898	3,966,302
Donald Hunt	—	—	—	—
L. Wesley Hayden	—	—	—	—
Executive Group	300,000	$12.19	1,229,121	$18,929,589
Non-Executive Director Group	—	—	—	—
Non-Executive Officer Employee Group	113,500	$20.08	1,798,727	$32,746,362

The future benefits or amounts that would be received under the 2000 Stock Plan by executive officers and other employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts which would have been received by or allocated to such persons for the last completed fiscal year if the 2000 Stock Plan, as amended, had been in effect cannot be determined.

Federal Income Tax Consequences

Incentive Stock Options.  An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Unless limited by Section 162(m), the Company is generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Nonstatutory Stock Options.  An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by Section 162(m), the Company is generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Purchase Rights (i.e., Restricted Stock) and Restricted Stock Units.  A participant generally will not have taxable income at the time an award of restricted stock and restricted stock units is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. However, a holder of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the Award (less any amount paid for the shares) on the date the Award is granted.

Stock Appreciation Rights.  No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Tax Effect for the Company.  The Company generally will be entitled to a tax deduction in connection with an Award under the 2000 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four most highly-paid executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2000 Plan and setting limits on the number of Awards that any individual may receive. The 2000 Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2000 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Vote Required; Recommendation of the Board

The affirmative vote of a majority of the Company’s Common Stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve the amended and restated 2000 Stock Plan. Unless marked to the contrary, proxies received will be voted “FOR” approval of the amended and restated 2000 Stock Plan.

THE NUANCE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT NUANCE
STOCKHOLDERS VOTE FOR THE PROPOSED AMENDED AND RESTATED 2000 STOCK PLAN.

PROPOSAL NUMBER 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

In November 2008, the Audit Committee approved the retention of BDO Seidman, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2009. A representative of BDO may be present at the Annual Meeting to make a statement if he or she desires to do so, and such representative is expected to be available to respond to appropriate questions.

The stockholders are asked to ratify the appointment of BDO as independent registered public accounting firm for the Company for the fiscal year ending September 30, 2009. BDO was engaged as the Company’s independent registered public accounting firm by the Audit Committee on October 24, 2004 and has audited the Company’s financial statements for the nine months ended September 30, 2004 and fiscal years ended September 30, 2005, 2006, 2007 and 2008.

Audit Fees During Fiscal Years 2007 and 2008

The following table sets forth the approximate aggregate fees paid by the Company to BDO Seidman, LLP during the fiscal years ended September 30, 2007 and September 30, 2008.

	Fiscal 2007	Fiscal 2008

Audit Fees(1)	$3,323,235	$4,931,504
Audit Related Fees(2)	$489,935	$215,825
Tax Fees(3)	$10,000	$10,185
All Other Fees	—	—

Total Fees	$3,823,170	$5,157,514

(1)	Audit Fees. This category represents fees billed for professional services rendered by the principal accountant for the audits of the registrant’s annual financial statements and internal controls over financial reporting, review of the interim financial statements included in the registrant’s quarterly reports on Form 10-Q, statutory audits and other SEC filings.

(2)	Audit Related Fees. This category represents fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of registrant’s financial statements, primarily accounting consultations and audits of significant acquirees.

(3)	Tax Fees. This category represents fees billed for professional services rendered by the principal accountant for tax compliance, advice and planning, primarily for tax compliance.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Sarbanes-Oxley Act of 2002 and the auditor independence rules of the U.S. Securities and Exchange Commission require all independent registered public accounting firms that audit issuers to obtain pre-approval from their respective audit committees in order to provide professional services without impairing independence. As such, our Audit Committee has a policy and has established procedures by which it pre-approves all audit and other permitted professional services to be provided by our independent registered public accounting firm.

The pre-approval procedures include execution by the Chief Financial Officer and Audit Committee Chairperson, on behalf of the Company and the entire Audit Committee, of an audit and quarterly review engagement letter and pre-approval listing of other permitted professional services anticipated to be rendered during the foreseeable future. Additionally, from time to time, we may desire additional permitted professional services for which specific pre-approval is obtained from the Audit Committee Chairman, acting on behalf of the Company and entire Audit Committee, before provision of such services commences. In doing this, the Company and Audit Committee have established a procedure whereby a BDO Seidman, LLP representative, in conjunction with the Chief Financial Officer or Chief Accounting Officer, contacts the Audit Committee Chairman and obtains pre-approval for such services on behalf of the entire Audit Committee, to be followed by a written engagement letter, as appropriate, confirming such arrangements between BDO Seidman, LLP and the Company. In addition, on a periodic basis, the entire Audit Committee is provided with a summary of all pre-approved services to date for its review. During the fiscal year ended September 30, 2008, all services provided by our independent registered public accounting firm were pre-approved by the Audit Committee in accordance with this policy.

Recommendation of the Board

Unless marked to the contrary, proxies received will be voted “FOR” approval of the ratification of the appointment of BDO as independent registered public accounting firm for the Company for the fiscal year ending September 30, 2009.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
RATIFICATION OF APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for providing an independent, objective review of the Company’s accounting functions and internal controls. During the fiscal year ended September 30, 2008, the Audit Committee was comprised of Messrs. Frankenberg, Quigly and Myers, each of whom is independent within the meaning of the listing standards of the NASDAQ Stock Market, and was governed by a written charter first adopted and approved by the Board of Directors in June 2001, and as amended and restated on April 29, 2003 and February 24, 2004. A copy of the Company’s Amended and Restated Audit Committee Charter is available on the Company’s Website at http://www.nuance.com/company/governance. The Audit Committee met 7 times during the fiscal year ended September 30, 2008.

In connection with the Company’s audited financial statements for the fiscal year ended September 30, 2008, the Audit Committee (1) reviewed and discussed the audited financial statements with management, (2) discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, and (3) received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 and discussed with the independent registered public accounting firm the independent auditors’ independence.

The Audit Committee has considered and determined that the provision of the services other than audit services referenced above is compatible with maintenance of the auditor’s independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008 for filing with the Securities and Exchange Commission.

Robert J. Frankenberg, Chairman
Mark B. Myers
Philip J. Quigley

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of September 30, 2008, as to (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the Company’s Common Stock; (2) each of our directors and nominees; (3) each Named Executive Officer; and (4) all directors and executive officers of the Company as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. All shares of Common Stock subject to options or warrants exercisable within 60 days of September 30, 2008 are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of outstanding shares is based on 229,370,053 shares of Common Stock outstanding as of September 30, 2008.

		Percent of
	Number	Outstanding
Name and Address of Beneficial Owner(1)	Owned	Shares

Warburg Pincus(2) 466 Lexington Avenue New York, NY 10017	51,737,426	21.23%
FMR LLC 82 Devonshire Street Boston, MA 02109	18,059,487	7.87%
Paul A. Ricci(3)	4,610,105	1.98%
Robert J. Frankenberg(4)	282,675	*
Jeffrey A. Harris(5)	51,804,926	21.25%
William H. Janeway(6)	51,847,426	21.27%
Katharine A. Martin(7)	176,000	*
Mark B. Myers(8)	41,001	*
Philip J. Quigley(9)	207,079	*
Robert G. Teresi(10)	281,757	*
James R. Arnold, Jr.(11)	588,966	*
Thomas L. Beaudoin(12)	125,000	*
Steven G. Chambers(13)	700,399	*
Donald W. Hunt(14)	558,095	*
Wes Hayden(15)	441,315	*
Patrick T. Hackett(16)	51,737,426	21.23%
All directors and executive officers as a group (17 persons)(17)	61,782,392	24.52%

*	Less than 1%.

(1)	Unless otherwise indicated, the address for the following stockholders is c/o Nuance Communications, Inc., One Wayside Drive, Burlington, Massachusetts 01803.

(2)	Includes 37,408,650 shares owned directly by Warburg Pincus Private Equity VIII, L.P. (“WP VIII”) and by two affiliated partnerships, Warburg Pincus Netherlands Private Equity VIII, C.V.I. (“WPNPE”) and WP-WPVIII Investors, L.P. (“WP-WPVIII Investors”). Warburg Pincus Partners LLC (“WP Partners”), a direct subsidiary of Warburg Pincus & Co. (“WP”), is the sole general partner of WP VIII. WP VIII is managed by Warburg Pincus LLC (“WP LLC” and together with WP VIII, WPNPE, WP-WPVIII Investors, WP Partners and WP, the “Warburg Pincus Entities”). The total number of shares includes five warrants that were exercisable, within sixty days of September 30, 2008, for up to 525,732, 2,500,000, 863,236, 3,177,570 and 3,700,000 shares of the Company’s Common Stock, respectively, and 3,562,238 shares of nonvoting Series B Preferred Stock. The shares that underlie the warrants and the Series B Preferred Stock have not been converted into Common Stock and are factored into the calculation of Warburg Pincus Entities beneficial ownership only for the purposes of this table. Charles R. Kaye and Joseph P. Landy are each Managing General Partners of WP and Managing Members and Co-Presidents of WP LLC and may be deemed to control the Warburg Pincus Entities. Messrs. Kaye and Landy disclaim beneficial ownership of all shares held by the Warburg Pincus Entities.

(3)	Includes options to acquire 2,943,221 shares of the Company’s Common Stock that are exercisable within 60 days of September 30, 2008. Includes 250,000 unvested shares of restricted stock and 825,000 unvested restricted stock units. Mr. Ricci does not have voting rights with respect to the shares underlying the restricted stock units.

(4)	Includes options to acquire 210,854 shares of the Company’s Common Stock that are exercisable within 60 days of September 30, 2008 and 25,000 unvested restricted stock units. Mr. Frankenberg does not have voting rights with respect to the shares underlying the unvested restricted stock units.

(5)	Includes options to acquire 37,500 shares of the Company’s Common Stock that are exercisable within 60 days of September 30, 2008 and 25,000 unvested restricted stock units. Mr. Harris does not have voting rights with respect to the shares underlying the unvested restricted stock units. Mr. Harris, a director of the Company, is a general partner of WP and a Managing Director and member of WP LLC. All shares indicated as owned by Mr. Harris other than 67,500 shares are included because of his affiliation with the Warburg Pincus entities. Mr. Harris disclaims beneficial ownership of all shares held by the Warburg Pincus entities. Includes five warrants that, as of September 30, 2008, were exercisable for up to 525,732, 2,500,000, 863,236, 3,177,570, and 3,700,000 shares of our common stock, respectively, and 3,562,238 shares of non-voting Series B Preferred Stock. The shares that underlie the warrants and the Series B Preferred Stock have not been converted into Common Stock and are factored into the calculation of Mr. Harris’ beneficial ownership only for the purposes of this table. Mr. Harris may be deemed to have a pecuniary interest in these shares.

(6)	Includes options to acquire 80,000 shares of the Company’s Common Stock that are exercisable within 60 days of September 30, 2008 and 25,000 unvested restricted stock units. Mr. Janeway does not have voting rights with respect to the shares underlying the unvested restricted stock units. Mr. Janeway, a director of the Company, is a senior advisor of WP LLC. All shares indicated as owned by Mr. Janeway other than 110,000 shares are included because of his affiliation with the Warburg Pincus entities. Mr. Janeway disclaims beneficial ownership of all shares held by the Warburg Pincus entities. Includes four warrants that, as of September 30, 2008, were exercisable for up to 525,732, 2,500,000, 863,236, 3,177,570, and 3,700,000 shares of our common stock, respectively, and 3,562,238 shares of non-voting Series B Preferred Stock. The shares that underlie the warrants and the Series B Preferred Stock have not been converted into Common Stock and are factored into the calculation of Mr. Janeway’s beneficial ownership only for the purposes of this table. Mr. Janeway may be deemed to have a pecuniary interest in these shares.

(7)	Includes options to acquire 145,000 shares of the Company’s Common Stock that are exercisable within 60 days of September 30, 2008 and 25,000 unvested restricted stock units. Ms. Martin does not have voting rights with respect to the shares underlying the unvested restricted stock units.

(8)	Includes 25,000 unvested restricted stock units. Mr. Myers does not have voting rights with respect to the shares underlying the unvested restricted stock units.

(9)	Includes options to acquire 171,689 shares of the Company’s Common Stock that are exercisable within 60 days of September 30, 2008 and 25,000 unvested restricted stock units. Mr. Quigley does not have voting rights with respect to the shares underlying the unvested restricted stock units. 5,390 shares are held indirectly in a Trust.

(10)	Includes options to acquire 140,000 shares of the Company’s Common Stock that are exercisable within 60 days of September 30, 2008 and 25,000 unvested restricted stock units. Mr. Teresi does not have voting rights with respect to the shares underlying the unvested restricted stock units. 111,757 shares are held indirectly in a Trust.

(11)	Includes options to acquire 347,334 shares of the Company’s Common Stock that are exercisable within 60 days of September 30, 2008 and 131,250 unvested restricted stock units. Mr. Arnold does not have voting rights with respect to the shares underlying the restricted stock units.

(12)	Represents 125,000 unvested restricted stock units. Mr. Beaudoin does not have voting rights with respect to the shares underlying the restricted stock units.

(13)	Includes options to acquire 195,001 shares of the Company’s Common Stock that are exercisable within 60 days of September 30, 2008 and 375,000 unvested restricted stock units. Mr. Chambers does not have voting rights with respect to the shares underlying the restricted stock units.

(14)	Includes options to acquire 58,666 shares of the Company’s Common Stock that are exercisable within 60 days of September 30, 2008 and 362,500 unvested shares of restricted stock units. Mr. Hunt does not have voting rights with respect to the shares underlying the restricted stock units.

(15)	Includes options to acquire 27,083 shares of the Company’s Common Stock that are exercisable within 60 days of September 30, 2008 and 407,500 unvested shares of restricted stock units. Mr. Hayden does not have voting rights with respect to the shares underlying the restricted stock units.

(16)	Mr. Hackett, a nominee of the Company, is a Managing Director of WP LLC. All shares indicated as owned by Mr. Hackett are included because of his affiliation with the Warburg Pincus entities. Mr. Hackett disclaims beneficial ownership of all shares held by the Warburg Pincus entities. Includes five warrants that, as of September 30, 2008, were exercisable for up to 525,732, 2,500,000, 863,236, 3,177,570, and 3,700,000 shares of our common stock, respectively, and 3,562,238 shares of non-voting Series B Preferred Stock. The shares that underlie the warrants and the Series B Preferred Stock have not been converted into Common Stock and are factored into the calculation of Mr. Hackett’s beneficial ownership only for the purposes of this table. Mr. Hackett may be deemed to have a pecuniary interest in these shares.

(17)	Includes options to acquire 5,360,267 shares of the Company’s Common Stock that are exercisable within 60 days of September 30, 2008, 250,000 unvested shares of restricted stock and 2,997,916 unvested restricted stock units. Also includes, as outlined in footnotes 6 and 7 above, five warrants that as of September 30, 2008 were exercisable for up to 525,732, 2,500,000, 863,236, 3,177,570, and 3,700,000 shares of the Company’s Common Stock, respectively, and 3,562,238 shares of non-voting Series B Preferred Stock. The shares that underlie the warrants and the Series B Preferred Stock have not been converted into the Company’s Common Stock and are factored into the calculation of beneficial ownership only for the purposes of this table.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of the Securities and Exchange Commission (the “Commission”) thereunder require the Company’s executive officers, directors and certain stockholders to file reports of ownership and changes in ownership of the Company’s Common Stock with the Commission. Based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required during the fiscal year ended September 30, 2008, the Company believes that all directors, executive officers and beneficial owners of more than 10% of the Company’s Common Stock complied with all filing requirements applicable to them during the fiscal year ended September 30, 2008.

OTHER MATTERS

Other Matters.  Management knows of no business or nominations that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Not Soliciting Materials.  The information contained in this Proxy Statement under the captions “Report of the Audit Committee”, “Compensation Committee Report on Compensation” and “Performance Graph” shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor will such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

By Order of the Board of Directors,

Jo-Anne Sinclair
Secretary

Burlington, Massachusetts
January 2, 2009

ANNEX A

NUANCE COMMUNICATIONS, INC.
(FORMERLY KNOWN AS SCANSOFT, INC.)

2000 STOCK PLAN
(As proposed to be amended at the 2009 Annual Meeting of Stockholders)

1. Purposes of the Plan.  The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Purchase Rights, Stock Appreciation Rights, and Restricted Stock Units.

2. Definitions.  As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

(e) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Purchase Rights, Stock Appreciation Rights, and Restricted Stock Units.

(f) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(g) “Board” means the Board of Directors of the Company.

(h) “Cash Position” means the Company’s level of cash and cash equivalents.

(i) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(j) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means Nuance Communications, Inc. (formerly known as ScanSoft, Inc.) a Delaware corporation. With respect to the definitions of the Performance Goals, the Committee may determine that “Company” means Nuance Communications, Inc. and its consolidated subsidiaries.

(m) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(n) “Controllable Profits” means as to any Plan Year, a business unit’s Annual Revenue minus (a) cost of sales, (b) research, development, and engineering expense, (c) marketing and sales expense, (d) general and administrative expense, (e) extended receivables expense, and (f) shipping requirement deviation expense.

(o) “Customer Satisfaction MBOs” means as to any Participant for any Plan Year, the objective and measurable individual goals set by a “management by objectives” process and approved by the Committee, which goals relate to the satisfaction of external or internal customer requirements(p) .

(p) “Director” means a member of the Board.

(q) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(r) “Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

(s) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(v) “Fiscal Year” means the fiscal year of the Company.

(w) “Freestanding SAR” means an SAR that is granted independent of any Option.

(x) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(y) “Individual Objectives” means as to a Participant, the objective and measurable goals set by a “management by objectives” process and approved by the Committee (in its discretion).

(z) “Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles, provided that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

(aa) “New Orders” means as to any Plan Year, the firm orders for a system, product, part, or service that are being recorded for the first time as defined in the Company’s order Recognition Policy.

(bb) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(cc) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(dd) “Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

(ee) “Operating Income” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

(ff) “Option” means a stock option granted pursuant to the Plan.

(gg) “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(hh) “Optioned Stock” means the Shares subject to an Award.

(ii) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(jj) “Participant” means the holder of an outstanding Award, which shall include an Optionee.

(kk) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Controllable Profits, (d) Customer Satisfaction MBOs, (e) Earnings Per Share, (f) Individual Objectives, (g) Net Income, (h) New Orders, (i) Operating Cash Flow, (j) Operating Income, (k) Return on Assets, (l) Return on Equity, (m) Return on Sales, and (n) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award.

(ll) “Plan” means this 2000 Stock Plan, as amended and restated.

(mm) “Restricted Stock” means Shares acquired pursuant to a grant of Stock Purchase Rights under Section 9 of the Plan or pursuant to the early exercise of an Option.

(nn) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Participant evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(oo) “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 11.

(pp) “Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

(qq) “Return on Equity” means the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

(rr) “Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

(ss) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(tt) “Section 16(b)” means Section 16(b) of the Exchange Act.

(uu) “Service Provider” means an Employee, Director or Consultant.

(vv) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(ww) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, which pursuant to Section 10 is designated as an SAR.

(xx) “Stock Purchase Right” means the right to purchase Shares pursuant to Section 9 of the Plan.

(yy) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(zz) “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which will require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR will be canceled to the same extent).

(aaa) “Total Shareholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.

3. Stock Subject to the Plan.  Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 26,050,000 Shares (the “Plan Maximum”). If any outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for grant under the Plan. Shares shall not be deemed to have been granted pursuant to the Plan (a) with respect to any portion of an Award that is settled in cash or (b) to the extent such Shares are withheld in satisfaction of tax withholding obligations. Upon payment in Shares pursuant to the exercise of a Stock Appreciation Right, the number of Shares available for grant under the Plan shall be reduced only by the number of Shares actually issued in such payment. If the exercise price of an Option is paid by tender to the Company of Shares underlying the Option, the number of Shares available for grant under the Plan shall be reduced by the net number of Shares for which the Option is exercised. The Shares may be authorized, but unissued, or reacquired Common Stock.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies.  Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code. For purposes of qualifying grants of Awards as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Awards to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Awards which are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Awards under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(iii) Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration.  Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions in connection with the termination of a Participant’s status as a Service Provider, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii) to modify or amend each Award (subject to Section 17(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

(ix) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to allow a Participant to defer the receipt of payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; or

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5. Eligibility.  Nonstatutory Stock Options, Stock Purchase Rights, Stock Appreciation Rights, and Restricted Stock Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Limitations.

(a) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) The following limitations shall apply to grants of Options and Stock Appreciation Rights:

(i) No Service Provider shall be granted, in any Fiscal Year, Options or Stock Appreciation Rights covering more than 1,000,000 Shares.

(ii) In connection with his or her initial service, a Service Provider may be granted Options or Stock Appreciation Rights covering up to an additional 1,000,000 Shares, which shall not count against the limit set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

(iv) If an Option or Stock Appreciation Right is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option or Stock Appreciation Right will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option or Stock Appreciation Right is reduced, the transaction will be treated as a cancellation of the Option or Stock Appreciation Right and the grant of a new Option or Stock Appreciation Right.

(c) The exercise price of any Option or SAR outstanding or to be granted in the future under the Plan shall not be reduced or cancelled and re-granted at a lower exercise price (including pursuant to any “6 month and 1 day” cancellation and re-grant scheme), regardless of whether or not the Shares subject to the cancelled Options or SARs are put back into the available pool for grant. In addition, the Administrator shall not replace underwater Options or SARs with restricted stock in an exchange, buy-back or other scheme. Moreover, the Administrator shall not replace any Options or SARs with new options or stock appreciation rights having a lower exercise price or accelerated vesting schedule in an exchange, buy-back or other scheme.

7. Term of Plan.  Subject to Section 20 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue until August 15, 2018 unless terminated earlier under Section 17 of the Plan.

8. Stock Options

(a) Term of Option.  The term of each Option shall be stated in the Award Agreement, but in no event shall the term of an Option be more than seven (7) years from the date of grant. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(b) Option Exercise Price and Consideration.

(i) Exercise Price.  The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be no less than 100% of the Fair Market Value per Share on the date of grant. In the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(ii) Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(1) cash;

(2) check;

(3) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(4) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(5) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(6) any combination of the foregoing methods of payment; or

(7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(c) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

(1) An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

(2) Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(iii) Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(iv) Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Participant’s estate or, if none, by the person(s) entitled to exercise the Option under the Participant’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(v) Buyout Provisions.  The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

9. Stock Purchase Rights.

(a) Rights to Purchase.  Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase (subject to the limits set forth in Section 3), the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator. The following limitations shall apply to grants of Stock Purchase Rights:

(i) No Service Provider shall be granted, in any Fiscal Year, Stock Purchase Rights covering more than 750,000 Shares.

(ii) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

(iii) If a Stock Purchase Right is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Stock Purchase Right will be counted against the limit set forth in subsection (i) above.

(b) Repurchase Option.  Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

(c) Other Provisions.  The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Stockholder.  Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

10. Stock Appreciation Rights

(a) Grant of SARs.  Subject to the terms and conditions of the Plan, an SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. The Administrator may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

(b) Number of Shares.  The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider.

(c) Exercise Price and Other Terms.  The Administrator, subject to the provisions of the Plan, will determine the terms and conditions of SARs granted under the Plan; provided, that, the exercise price of an SAR is at least 100% of the Fair Market Value of the Shares subject to the SAR; provided, further, the exercise price of Tandem or Affiliated SARs will equal the exercise price of the related Option.

(d) Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (i) the Tandem SAR will expire no later than the expiration of the underlying Incentive Stock Option; (ii) the value of the payout with respect to the Tandem SAR will be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR will be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

(e) Exercise of Affiliated SARs.  An Affiliated SAR will be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR will not necessitate a reduction in the number of Shares subject to the related Option.

(f) Exercise of Freestanding SARs.  Freestanding SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine.

(g) SAR Agreement.  Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(h) Expiration of SARs.  An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 8(c) also will apply to SARs.

(i) Payment of SAR Amount.  Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

11. Restricted Stock Units.

(a) Grant of Restricted Stock Units.  Restricted Stock Units may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Restricted Stock Units granted to each Participant, subject to the limits set forth in Section 3 of the Plan. The following limitations shall apply to grants of Restricted Stock Units:

(i) No Service Provider shall be granted, in any Fiscal Year, Restricted Stock Units covering more than 750,000 Shares.

(ii) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

(iii) If a Restricted Stock Unit is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Restricted Stock Unit will be counted against the limit set forth in subsection (i) above.

(b) Value of Restricted Stock Units.  Each Restricted Stock Unit will have an initial value that is established by the Administrator on or before the date of grant.

(c) Performance Objectives and Other Terms.  The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Restricted Stock Units that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Restricted Stock Units.  After the applicable Performance Period has ended, the holder of Restricted Stock Units will be entitled to receive a payout of the number of Restricted Stock Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Restricted Stock Unit.

(e) Form and Timing of Payment of Restricted Stock Units.  Payment of earned Restricted Stock Units will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Restricted Stock Units at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Restricted Stock Units.  On the date set forth in the Award Agreement, all unearned or unvested Restricted Stock Units will be forfeited to the Company, and again will be available for grant under the Plan.

12. Leaves of Absence.  Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13. Non-Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

14. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Sections 3, 6, 9 and 11 of the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale.  In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of 15 days from the date of such notice, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this paragraph, the Award shall be considered assumed if, following the merger or sale of assets, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, for each Share subject to such Award (or in the case of Restricted Stock Units, the number of implied shares determined by dividing the value of the Restricted Stock Units by the per Share consideration received by holders of Common Stock in the merger or sale of assets), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per Share consideration received by holders of Common Stock in the merger or sale of assets.

Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s corporate structure post-merger or post-sale of assets will not be deemed to invalidate an otherwise valid Award assumption.

15. No Effect on Employment or Service.  Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

16. Date of Grant.  The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

17. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval.  The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

18. Conditions Upon Issuance of Shares.

(a) Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

19. Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20. Stockholder Approval.  The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

. NUANCE COMMUNICATIONS, INC. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2 and 3. 1. Election of Directors: For Withhold For Withhold For Withhold + 01 — Robert J. Frankenberg 02 — Jeffrey A. Harris 03 — William H. Janeway 04 — Katharine A. Martin 05 — Mark B. Myers 06 — Philip J. Quigley 07 — Paul A. Ricci 08 — Robert G. Teresi For Against Abstain For Against Abstain 2. To approve the amended and restated 2000 Stock Plan. 3. To ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2009. 4. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U P X 0 2 0 3 1 1 2 + <STOCK#> 00ZLSC .

The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008 accompanies this Notice of Annual Meeting of Stockholders and Proxy Statement. These documents may also be accessed on the Company’s website at http://www.nuance.com/company/ir/. PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — NUANCE COMMUNICATIONS, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS 1 Wayside Road Burlington, MA 01803 The undersigned stockholder of Nuance Communications, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, each dated December 31, 2008, and hereby appoints Paul A. Ricci and Thomas L. Beaudoin or one of them, proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Nuance Communications, Inc. to be held on January 30, 2009 at 9:00 a.m., local time, at Company’s office located at 1198 East Arques Avenue, Sunnyvale, CA 94085 and at any adjournment thereof, and to vote all shares of Common Stock of the Company held of record by the undersigned on December 2, 2008 as hereinafter specified upon the proposals listed, and with discretionary authority upon such other matters as may properly come before the meeting. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS LISTED AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR MAY OTHERWISE BE ALLOWED TO BE CONSIDERED AT THE MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSALS. PLEASE SIGN AND DATE ON REVERSE SIDE